Exhibit 10.3

Execution Version

SOLO STOVE HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

October 9, 2020

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.

CERTAIN OF THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ALSO MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS. A COPY OF ANY SUCH AGREEMENT MAY BE OBTAINED FROM HOLDINGS LLC BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

SCHEDULES

Schedule of Unitholders

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SOLO STOVE HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

THIS LIMITED LIABILITY COMPANY AGREEMENT of Solo Stove Holdings, LLC, a Delaware limited liability company (“Holdings LLC”), is entered into as of October 9, 2020, by and among Holdings LLC and its Members.

WHEREAS, on October 6, 2020 (the “Formation Date”), Holdings LLC was formed as a limited liability company in accordance with the Delaware Act;

WHEREAS, immediately prior to the effectiveness of this Agreement, pursuant to and in accordance with the terms and conditions of the Equity Contribution Agreement, the Company Members have contributed all of the Equity Securities of the Company to Holdings LLC and in exchange therefor received Class B Units issued at $1.00 per Unit and Class A Units issued at $1.00 per Unit in the numbers set forth on Schedule A to the Equity Contribution Agreement (collectively, the “Contribution Transaction”);

WHEREAS, also pursuant to and in accordance with the terms and conditions of the Equity Contribution Agreement, Holdings LLC has contributed all of the Equity Securities of the Company to Intermediate LLC in exchange for 100% of the outstanding Equity Securities of Intermediate LLC;

WHEREAS, immediately following the Contribution Transaction and pursuant to the terms and conditions set forth in that certain Securities Purchase Agreement, dated as of the date hereof (as it may be amended, supplemented, or modified, the “Purchase Agreement”), certain Purchasers are acquiring all of the Class A Units from the Company Members (other than Blocker) on the date hereof, and the Purchasers will thereafter be admitted as Additional Members hereunder;

WHEREAS, the Members desire to enter into this Agreement to set forth the respective rights and obligations of the Members to each other and to Holdings LLC, and certain other matters; and

WHEREAS, upon execution and delivery of this Agreement by the Summit Investors and the Other Investors as of the date hereof, this Agreement shall become binding on the Members.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Additional Member” means a Person admitted to Holdings LLC as a Member pursuant to Section 10.2.

“Affiliate” of any particular Person means (i) any other Person controlling, controlled by or under common control or common investment management with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise, and such “control” shall be conclusively presumed if any Person owns 50% or more of the voting capital stock or other equity securities, directly or indirectly, of any other Person, (ii) if such Person (other than Holdings LLC) is a partnership (including limited partnership) or limited liability company, any partner or member thereof and (iii) without limiting the foregoing and with respect only to the Summit Investors and the Bertram Investors, any investment fund controlled by, as applicable, Summit Partners, L.P. or of which Summit Partners, L.P. serves as investment adviser or any other Person controlled by a majority-in-interest of its direct and indirect partners and members, or Bertram Capital Management, LLC or of which Bertram Capital Management serves as investment adviser or any other Person controlled by a majority-in-interest of its direct and indirect partners and members.

“Affiliated Institution” means with respect to any Indemnified Person or Member, any investment fund, institutional investor or other financial intermediary with which such Indemnified Person or Member is Affiliated or of which such Indemnified Person or Member is a member, partner or employee.

“Agreement” means this Limited Liability Company Agreement, as the same may be further amended, modified or waived from time to time in accordance with the terms hereof.

“Applicable Tax Rate” means, for any calendar year, 40% or such other rate that is the sum of the highest marginal federal, state and local income tax rates applicable to any Unitholder (or any pass-through Unitholder’s partners or members and including any Taxes imposed under Code Section 1411) residing in New York or California (whichever is higher) but taking into account the character of Holdings LLC’s and its Subsidiaries’ income and the deductibility (to the extent deductible) of state and local taxes for federal income tax purposes, as determined by the Board, based on the information available to it, with the approval of the Majority Summit Investors.

“Approved Sale” has the meaning set forth in Section 9.4(a).

“As-Converted Holdings” means, with respect to any holder of a Class A Unit at any time, a number of such Class A Units deemed to be outstanding and held by such holder at such time, which shall be equal to the quotient obtained by dividing (i) the aggregate amount of Capital Contributions made at any time with respect to such Class A Units (whether or not by the then-current holder and whether or not also constituting Unreturned Capital), by (ii) the aggregate Conversion Price for such Class A Units in effect at such time.

“Assignee” means a Person to whom Units have been Transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Member pursuant to Article X.

“Authorization Date” has the meaning set forth in Section 9.2(a).

“Available Securities” has the meaning set forth in Section 9.13(d).

“Bertram Investors” means, collectively, Bertram Growth Capital III, L.P., a Delaware limited partnership, Bertram Growth Capital III-A, L.P., a Delaware limited partnership, and Bertram Growth Capital III Annex Fund, L.P., a Delaware limited partnership, any of their respective partners, members or Affiliates, and any of their respective Transferees or Affiliates of the foregoing which are Members, each Person for whom Bertram Capital Management, LLC or any of its Affiliates controls the voting or other exercise of rights by such Person with respect to Holdings LLC, and each other such Person who acquires Equity Securities, directly or indirectly, after the date hereof or enters into an Equity Agreement after the date hereof pursuant to the terms of Section 3.1. Additionally, for so long as any of NB Crossroads Private Markets Fund V Holdings LP, NB Crossroads XXII-MC Holdings LP, NB Select Opps II MHF LP, or NB Gemini Fund LP or their Affiliates is a Member or a member of Blocker Parent, such Persons shall be deemed to be Bertram Investors for purposes of this Agreement. For the avoidance of doubt, the Bertram Investors are intended third party beneficiaries of this Agreement.

“Blocker” means SS Acquisitions, LLC, a Delaware limited liability company.

“Blocker Parent” means SP SS Blocker Parent, LLC, a Delaware limited liability company.

“Blocker Parent LLC Agreement” means the amended and restated limited liability company agreement of Blocker Parent, of even date herewith, by and among Blocker Parent and its Members as defined therein.

“Blocker Purchaser” means SP SS Blocker Purchaser, LLC, a Delaware limited liability company.

“Board” means the Board of Managers of Holdings LLC established to govern Holdings LLC as described in Article V.

“Book Value” means, with respect to any Holdings LLC property, Holdings LLC’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or, at the Board’s discretion, with the approval of the Majority Summit Investors, permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g), except that (i) in the case of any property contributed to Holdings LLC, the Book Value of such property shall initially equal the Fair Market Value of such property, (ii) in the case of any property distributed by Holdings LLC, the Book Value of such property shall be adjusted immediately prior to such distribution to equal its Fair Market Value at such time and (iii) any adjustments to the adjusted basis of any asset of Holdings LLC pursuant to Code Section 732(d), 734(b) or 743(b) shall be taken into account in determining such asset’s Book Value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv).

“Bribery Act” has the meaning set forth in Section 7.6.

“Bridge Note” means that certain Promissory Note, of even date herewith, issued by the Company in favor of Summit Partners Growth Equity Fund X-A, L.P., Summit Partners Growth Equity Fund X-B, L.P., Summit Partners Growth Equity Fund X-C, L.P., Summit Partners Subordinated Debt Fund V-A, L.P., and Summit Partners Subordinated Debt Fund V-B, L.P.

“Business” means Holdings LLC’s and its Subsidiaries’ business on the date hereof, including the business of manufacturing, marketing, selling, and distributing fire pits, stoves, grills, outdoor cooking products, patio furniture, or other similar products along with accessories for the foregoing, and such additional businesses as Holdings LLC and its Subsidiaries engage in at any time after the date hereof.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 3.2 and the other applicable provisions of this Agreement.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of any other property that a Unitholder contributes (or is deemed to have contributed pursuant to Section 3.9) with respect to any Unit pursuant to Section 3.1.

“Cause” means, with respect to any Executive, (A) if such term is defined in any operative employment or other agreement for the performance of services respecting such Executive, the meaning ascribed to such term therein, or (B) if such term is not defined in any operative employment agreement respecting such Executive, one or more of the following by such Executive: (i) the commission of or plea of nolo contendere to a felony or other crime involving moral turpitude or the commission of any crime involving misappropriation, embezzlement, conversion of any property (including confidential or proprietary information) or business opportunities or fraud with respect to Holdings LLC or any of its Subsidiaries or any of their customers or suppliers, (ii) repeated failure (of which the Board or a more senior executive has made such Executive aware in writing) to perform duties assigned by Holdings LLC or any of its Subsidiaries as reasonably directed by the Board, which remains uncured 20 days after receipt of written notice from Holdings LLC, including (a) such Executive’s persistent neglect of duty or chronic unapproved absenteeism (other than for disability) or (b) such Executive’s gross insubordination or refusal to comply with any lawful directive or policy of Holdings LLC or any of its Subsidiaries, (iii) gross negligence or willful misconduct with respect to Holdings LLC or any of its Subsidiaries, (iv) a material violation of any of the policies of Holdings LLC or any of its Subsidiaries that have been communicated to Executive in writing (including through posting on Holdings LLC’s or any of its Subsidiaries’ internal websites), which remains uncured 20 days after receipt of written notice from Holdings LLC of such violation, or (v) any other material breach by Executive of this Agreement or any other agreement between Executive and Holdings LLC or any of its Subsidiaries, which material breach under this clause (v) is incurable or not cured to the Board’s reasonable satisfaction within 20 days after written notice thereof to such Executive.

“Certificate” means Holdings LLC’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended from time to time.

“Certificated Units” has the meaning set forth in Section 3.1(a).

“Class A Unit” means a Unit having the rights and obligations specified with respect to Class A Units in this Agreement (giving effect, for the avoidance of doubt, to the As-Converted Holdings of Class A Units, it being understood that all references herein to Class A Units held or outstanding shall refer to the As-Converted Holdings of Class A Units).

“Class B Unit” means a Unit having the rights and obligations specified with respect to Class B Units in this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Unit” means a Class A Unit, Class B Unit, or any other class or series of Unit designated by the Board to be a Common Unit (it being understood that any reference herein to Common Units, Class A Units or Class B Units held or outstanding on a Fully-Diluted Basis shall not mean the actual number of Common Units, Class A Units, or Class B Units, as the case may be, outstanding but instead shall be determined in accordance with the definition of Fully-Diluted Basis, and that all references to Common Units, Class A Units, or Class B Units held or outstanding shall refer, in the case of Class A Units, to As-Converted Holdings); provided that, solely with respect to Section 4.9 (including any definition when used in Section 4.9), “Common Units” also shall include Incentive Units (which also shall be deemed Options for such purposes and with respect to which the price per Unit for which Common Units are issuable upon the exercise thereof shall be derived from the Participation Threshold established for such Incentive Units) and any other class, group or series of Holdings LLC’s Equity Securities hereafter authorized that is not limited to a fixed sum, percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or other interim Distributions or in the Distribution of assets upon any liquidation, dissolution or winding up of Holdings LLC.

“Common Units Deemed Outstanding” means, at any given time, the Common Units outstanding at such time on a Fully-Diluted Basis, plus the number of Common Units deemed to be outstanding pursuant to Sections 4.9(b)(i) and 4.9(b)(ii), whether or not the Options or Convertible Securities are actually exercisable or convertible at such time, in each case, without duplication.

“Company” means Frontline Advance LLC d/b/a Solo Stove, a Texas limited liability company, and any successor thereto (whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise).

“Company Members” means each of the members of the Company immediately prior to the Contribution Transaction.

“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulations Section 1.704-2(d).

“Competitor” shall mean any Person who is, or is an owner, partner, employee, proprietor, independent contractor, agent, operator, consultant, advisor, officer, director, manager, joint venturer, trustee, investor or shareholder of, any business that is engaged in the Business as reasonably determined by the Board in good faith.

“Confidential Information” has the meaning set forth in Section 7.4.

“Contribution Transaction” has the meaning set forth in the recitals.

“Conversion Price” means with respect to a Class A Unit, the Original Cost of such Class A Unit and shall be subject to adjustment pursuant to Section 4.9.

“Convertible Securities” means any Units, stock or other securities directly or indirectly convertible into or exchangeable for Common Units.

“Corporate Investment Vehicle” means (i) Blocker Parent, and (ii) other any corporation or entity that has “checked the box” to be treated as a corporation for U.S. federal income tax purposes formed by any Summit Investor, Bertram Investor or any Affiliate thereof and approved by the Board in good faith that holds, directly or indirectly, Units.

“Corporate Reorganization” has the meaning set forth in Section 9.10(a).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. §§ 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Distribution” means each distribution made by Holdings LLC to a Unitholder, whether in cash, property or securities of Holdings LLC and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (i) any redemption or repurchase by Holdings LLC of any securities of Holdings LLC in connection with an exercise of rights or obligations pursuant to Section 9.13, (ii) any redemption or repurchase by Holdings LLC of any securities of Holdings LLC in connection with the termination of employment of an employee of Holdings LLC or any of its Subsidiaries or any service provider of Holdings LLC or any of its Subsidiaries, (iii) any recapitalization, exchange or conversion of securities of Holdings LLC and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units, provided, however, that any distribution of cash or property as a result of a recapitalization, such as in the case of a dividend recapitalization shall be treated as a Distribution, (iv) any Tax Distribution (except to the extent an advance on a Distribution as set forth in Section 4.6), and (v) any Earn-out Amount (as defined in the Purchase Agreement).

“Employment Agreement” means any employment agreement, consulting agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement or any similar agreement between any Executive, on the one hand, and Holdings LLC and/or any of its Subsidiaries, on the other hand, each as amended, modified or waived from time to time.

“Entity Taxes” has the meaning set forth in Section 4.8.

“Equity Agreement” has the meaning set forth in Section 3.1(b)(ii).

“Equity Contribution Agreement” means any Contribution and Exchange Agreement or similar agreement pursuant to which Equity Securities of Holdings LLC are issued in connection with the Purchase Agreement.

“Equity Securities” means (i) units (including, in the case of Holdings LLC, the Class A Units, Class B Units and Incentive Units), stock or other equity interests in Holdings LLC or any of its Subsidiaries (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board, including rights, powers and/or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests in Holdings LLC or any of its Subsidiaries, and including any so-called “profits interests”), (ii) obligations, evidences of indebtedness or other debt securities or interests convertible or exchangeable into units, stock or other equity interests in Holdings LLC or any of its Subsidiaries and (iii) warrants, options or other rights to purchase or otherwise acquire units, stock or other equity interests in Holdings LLC or any of its Subsidiaries.

“Estimated Tax Amount” has the meaning set forth in Section 4.6(c).

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in Holdings LLC.

“Excluded Holder” means any Unitholder who (1) is not a Summit Investor nor a Bertram Investor and (2) any of (a) is not an “accredited investor” as such term is defined under the Securities Act and the rules and regulations promulgated thereunder, (b) is an Executive Member who ceases to be an Executive for any reason and his, her or its respective Permitted Transferees, or (c) is entitled to purchase less than $20,000 of Equity Securities or other securities after determination of such Unitholder’s Proportional Share.

“Executive” means any Person rendering services to Holdings LLC or any of its Subsidiaries as an officer, director, manager, employee or independent contractor; provided that no Summit Manager, Summit Investor, Bertram Investor or Other Investor that is (or is directly or indirectly owned, managed or controlled by) an institutional investor shall be an “Executive” hereunder, nor shall any Manager designated by any of the foregoing be an “Executive” hereunder solely because of his or her status as a Manager; provided further that none of Jan Brothers Holdings, Inc., Jeff Jan or Spencer Jan shall be an “Executive” hereunder.

“Executive Member” means any Member who is or was an Executive or any Member which has any direct or indirect stockholders, partners, trust grantors, beneficiaries, members or other owners who are or were Executives or Permitted Transferees of Executives. A Member may be both an Executive Member and an Other Investor.

“Exempt Transfers” has the meaning set forth in Section 9.1(a).

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined in accordance with Article XIII.

“Family Group” means, as to any particular natural person, (i) such person’s spouse and descendants (whether natural or adopted), (ii) any trust solely for the benefit of such person and/or such person’s spouse or descendants or other trusts solely for the benefit of the foregoing and (iii) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are such person and/or such person’s spouse, descendants and/or trusts referred to in clause (ii) of this definition.

“FCPA” has the meaning set forth in Section 7.6.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board or as required by the Code.

“Fiscal Year” means the 12-month period ending on December 31, or such other annual accounting period as may be established by the Board or as required by the Code.

“Follow-On Holdback Period” has the meaning set forth in Section 9.11.

“Forfeiture Allocations” has the meaning set forth in Section 4.3.

“Formation Date” has the meaning set forth in the recitals.

“Fully-Diluted Basis” means the aggregate number of Common Units outstanding at any time, which shall be equal to the sum of (i) the As-Converted Holdings of Class A Units outstanding at such time, plus (ii) the number of Class B Units outstanding at such time, plus (iii) the number of Units of any other class or series designated as Common Units outstanding at such time, plus (iv) the number of Units of any other class or series of Equity Securities designated as Common Units from time to time (including upon conversion of any outstanding Convertible Securities), plus (v) where applicable, the number of Incentive Units outstanding at such time.

“Governmental Entity” means: (i) any federal, state, local, municipal, non-U.S. or other government; (ii) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, entity or self-regulatory organization and any court or other tribunal); (iii) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal; or (iv) any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any federal, state, province, local, municipal or non-U.S. government or other political subdivision or otherwise, or any officer or official thereof with requisite authority.

“Holder” means any Unitholder or any Person that retains voting control of any Units Transferred in accordance with Section 9.1(a).

“Holder Minimum Gain” has the meaning set forth for “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i).

“Holder Nonrecourse Deductions” has the meaning set forth for “partner nonrecourse deductions” in Treasury Regulations Section 1.704-2(i).

“Holdings LLC” has the meaning set forth in the preamble.

“Holdings Total Equity Value” means the aggregate proceeds that would be received by the Unitholders if: (i) the assets of Holdings LLC as a going-concern were sold at their Fair Market Value; (ii) Holdings LLC satisfied and paid in full all of its obligations and liabilities (including all Taxes, Tax Distributions, costs and expenses incurred in connection with such transaction and any reserves established by the Board in its good faith discretion for contingent liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.2 and Section 12.2, all as determined reasonably and in good faith by the Board. When determined in connection with a Sale of Holdings LLC, Holdings Total Equity Value shall be derived from the consideration paid in connection with such Sale of Holdings LLC.

“HSR Act” has the meaning set forth in Section 4.8.

“Incentive Unit” means a Unit having the rights and obligations specified with respect to Incentive Units (or any series thereof) in this Agreement, or any other Unit designated by the Board as an Incentive Unit. Notwithstanding anything to the contrary set forth in this Agreement, an Unvested Incentive Unit shall have no voting, consent or similar rights under this Agreement or under the Delaware Act and shall have no other rights under this Agreement unless and until such Incentive Unit becomes a Vested Incentive Unit (and then shall have only such voting, consent or similar rights under this Agreement as are expressly set forth herein or required by non-waivable provisions of the Delaware Act).

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Intermediate LLC” means Solo Stove Intermediate, LLC, a Delaware limited liability company, and any successor thereto (whether by merger, conversion, consolidation, recapitalization, reorganization or otherwise).

“Investor Affiliated Person” means, with respect to any Summit Investor or Bertram Investor, any current or former officer, employee, manager, director, (direct or indirect) member, (direct or indirect) partner or co-investor of any of the Summit Investors or any current or former officer, employee, manager, director, (direct or indirect) member, (direct or indirect) partner or co-investor of any affiliated investment fund, management entity or investment vehicle of, as applicable, any Summit Investor (including, for the avoidance of doubt, the admittance of new limited partners or transfers among limited partners of any investment fund or management entity affiliated with Summit Partners, L.P.) or any Bertram Investor (including, for the avoidance of doubt, the admittance of new limited partners or transfers among limited partners of any investment fund or management entity affiliated with Bertram Capital Management, LLC), or any Affiliate or member of the Family Group of any of the foregoing.

“Investors” means, collectively, the Summit Investors and the Other Investors.

“IPO Holdback Period” has the meaning set forth in Section 9.11.

“IRS Notice” has the meaning set forth in Section 8.4(a).

“Liquidation Value” means, with respect to a Unit, the amount of cash that would be distributed to a Unitholder in respect of such Unit if Holdings LLC sold all of its assets as a going-concern for an amount of cash equal to their Fair Market Value and distributed the proceeds pursuant to Sections 4.2 and 12.2.

“Liquidity Event” means (i) a Sale of Holdings LLC, (ii) the dissolution or liquidation or winding-up of Holdings LLC or of its Subsidiaries holding a majority of their consolidated assets (but excluding any such dissolution, liquidation or winding up of a Subsidiary in an internal reorganization), or (iii) the initial Public Offering or listing of Holdings LLC or any Subsidiary on any national securities exchange or substantially equivalent market (including any Rule 144A market or exchange-sponsored private market).

“Losses” means items of Holdings LLC loss and deduction determined according to Section 3.2.

“Majority Other Investors” means, as of the date of any determination, the Other Investors holding a majority of the Common Units then held by all Other Investors; provided that if no Other Investor then holds any Common Units, then “Majority Other Investors” means the Other Investors who would receive a majority of the dollars received by all Other Investors if an amount equal to the Holdings Total Equity Value were distributed to all Units in accordance with Sections 4.2 and 12.2.

“Majority Summit Investors” means the Summit Investors holding a majority of the As- Converted Holdings of Class A Units then held by all Summit Investors; provided that if no Summit Investor then holds any Class A Units, then “Majority Summit Investors” means the Summit Investors who would receive a majority of the dollars received by all Summit Investors if an amount equal to the Holdings Total Equity Value were distributed to all Units in accordance with Sections 4.2 and 12.2.

“Manager” means an individual serving as a member of the Board who, for purposes of the Delaware Act, will be deemed a “manager” (as defined in the Delaware Act) of Holdings LLC but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

“Member” means each of the Summit Investors, the Other Investors, each other Person listed on the Schedule of Unitholders attached hereto and each Person admitted to Holdings LLC as a Substituted Member or an Additional Member, in each case only for so long as such Person is shown on Holdings LLC’s books and records as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of Holdings LLC.

“Member Entity” means any Unitholder that is a corporation, limited liability company, partnership or other entity (other than Blocker, any Summit Investor, other holder of Summit Equity, Bertram Investor, or other Investor that is an institutional investor).

“Member Entity Holders” means, collectively, each of the holders of any Member Entity Securities.

“Member Entity Securities” means any outstanding equity securities or rights to acquire equity securities of any kind or outstanding indebtedness of any Member Entity.

“Observer” has the meaning set forth in Section 5.2(e).

“Offer Notice” has the meaning set forth in Section 9.2(a).

“Offered Securities” has the meaning set forth in Section 3.1(c)(i).

“Offered Units” has the meaning set forth in Section 9.2(a).

“Offering Price” means (i) with respect to Units (or shares of Successor Stock) in connection with a Public Offering of Holdings LLC, the price of a Unit (or a share of Successor Stock) in such Public Offering, and (ii) with respect to Units in connection with a Public Offering of any Subsidiary of Holdings LLC, the amount a Unit would receive if an amount equal to the Holdings Total Equity Value (derived from the price of securities in such Public Offering) were distributed to all Units in accordance with Section 4.2 in connection with such Public Offering. With the approval of the Majority Summit Investors, the Board may determine to use the mid-point of the range of offering prices printed on the “red herring” prospectus or another reasonable estimation as the price for purposes of the foregoing clauses (i) and (ii) in lieu of the actual price.

“Options” means any rights, warrants or options to subscribe for or purchase Common Units or Convertible Securities.

“Organic Change” has the meaning set forth in Section 4.9(d).

“Original Cost” means, with respect to any Unit, the aggregate amount of the Capital Contribution made to Holdings LLC in exchange for such Unit (in each case, as proportionately adjusted for Unit splits, Unit dividends, recapitalizations and similar actions with respect to the Units).

“Other Business” has the meaning set forth in Section 6.6.

“Other Investor Manager” has the meaning set forth in Section 5.2(a)(i)(A).

“Other Investors” means Blocker and the Persons that may from time to time be listed under the subheading titled “Other Investors” on the Schedule of Unitholders attached hereto, and any other Member who acquires Equity Securities after the date hereof and/or enters into an Equity Agreement after the date hereof pursuant to the terms of Section 3.1, and in either case is designated as an “Other Investor” by the Board with the approval of the Majority Summit Investors; provided, however, that no Summit Investor shall be an Other Investor; provided, further, that Blocker shall be treated as an “Other Investor” to the extent of its Class B Units. A Unitholder may be both an Other Investor and an Executive Member.1

“Participation Threshold” has the meaning set forth in Section 3.1(d).

“Partnership Income Amount” has the meaning set forth in Section 4.6(b).

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Permitted Transferee” means (i) with respect to any Person who is an individual or a member of the Family Group of an individual, a member of such Person’s Family Group, for so long as such Person remains a member of such Person’s Family Group, (ii) with respect to any Person who is an individual, the executors, conservators and representatives of such Person in the event of the death or permanent disability of such Person, (iii) with respect to any Person that is an entity (other than any Executive Member or any other entity referred to in clause (i)), any of such Person’s controlled Affiliates (or Affiliates described in clause (iii) of the definition thereof), (iv) with respect to any Member Entity, to any Person that is a Member Entity Holder, or (v) with respect to any Summit Investor or Bertram Investor, to any Investor Affiliated Person.

[1]	NTD: Initial members other than Summit will all be Other Investors and, in the case of affiliates of management, Executive Members.

“Person” means an individual, a partnership, a corporation (whether or not for profit), a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Pro Rata Basis” means, with respect to each Unitholder, and as determined with respect to any particular expense, liability or obligation incurred (or amount of proceeds withheld) in connection with any Transfer of Equity Securities pursuant to Section 9.3 or any Approved Sale, the amount such Unitholder’s proceeds would be reduced as a percentage of the aggregate reduction in proceeds to applicable Unitholders assuming the Holdings Total Equity Value implied by such Transfer or Approved Sale were being distributed to the Unitholders in accordance with Section 4.2 in connection with such Transfer or Approved Sale and as if such expense, liability or obligation were incurred and satisfied (or such amount of proceeds were withheld) prior to such distribution, as determined reasonably and in good faith by the Board.

“Pro Rata Share” means, with respect to each Unit, the proportionate amount such Unit would receive if an amount equal to the Holdings Total Equity Value were distributed to all Units in accordance with Section 4.2, and with respect to each Unitholder, such Unitholder’s proportionate share of the Holdings Total Equity Value based on the Units held by such Unitholder, in each case as determined reasonably and in good faith by the Board; provided that, except to the extent that any Incentive Units are participating in a Transfer, which participation will be determined according to the equity plan and/or grant agreement pursuant to which such Incentive Units were granted (or, if not contained in such equity plans and/or grant agreements, solely by the Board) in which cases such Incentive Units shall be deemed issued and outstanding solely to the extent that such Incentive Units are participating in such Transfer.

“Profits” means items of Holdings LLC income and gain determined according to Section 3.2.

“Proportional Share” of a Unitholder, means the quotient obtained by dividing (x) the number of Common Units held by such Unitholder on a Fully-Diluted Basis as of a particular time, by (y) the number of Common Units outstanding on a Fully-Diluted Basis as of such particular time. Notwithstanding the foregoing, in the event that the Proportional Share is being calculated with respect to less than all of the Unitholders, the Units held by such excluded Unitholders shall not be included in the determination of Fully-Diluted Basis such that at all times the Proportional Shares being calculated with respect to all relevant Unitholders shall equal 100%.

“Public Offering” means any firm commitment underwritten sale of common equity securities of Holdings LLC or any of its Subsidiaries (or, in each case, any corporate successor thereto, including a Successor) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission.

“Public Sale” means any sale or distribution of equity securities to the public pursuant to an effective registration statement under the Securities Act or, in the event the equity securities are registered pursuant to the Securities Exchange Act, to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule then in force).

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchasers” has the meaning set forth in the Purchase Agreement.

“Quarterly Estimated Tax Amount” has the meaning set forth in Section 4.6(c).

“Registration Agreement” means that certain Registration Agreement, dated as of October 9, 2020, by and among Holdings LLC and the other Persons named therein, as such agreement may be amended, modified or waived from time to time in accordance with its terms.

“Regulatory Allocations” has the meaning set forth in Section 4.4(h).

“Repurchase Notice” has the meaning set forth in Section 9.13(c).

“Repurchase Option” has the meaning set forth in Section 9.13(a).

“Required Consent” has the meaning set forth in Section 9.1(a).

“Reserve Amount” has the meaning set forth in Section 4.2.

“Restricted Period” shall have the meaning set forth in Section 6.7(a).

“Restructuring” has the meaning set forth in the recitals.

“RFR Transferring Unitholder” has the meaning set forth in Section 9.2(a).

“Sale Notice” has the meaning set forth in Section 9.3(a).

“Sale of Holdings LLC” means either (i) the sale, lease, license, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of Holdings LLC and its Subsidiaries, taken as a whole, or (ii) a transaction or a series of related transactions (including by way of merger, consolidation, recapitalization, reorganization or sale of Equity Securities of Holdings LLC by the holders thereof but not including Transfers to Permitted Transferees), the result of which is that the Unitholders immediately prior to the Sale of Holdings LLC (after giving effect to such transaction or series of related transactions) are no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of both (A) the voting power of the outstanding Equity Securities of Holdings LLC and (B) Holdings Total Equity Value.

“Securities” has the meaning set forth in Section 9.11.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations.

“Securities Transaction” has the meaning set forth in Section 9.11.

“Specified Corporate Investment Vehicle” means the Corporate Investment Vehicle to receive contributions in connection with a change in business form pursuant to Section 9.10 pursuant to Code Section 351 as designated or specified from time to time by the Majority Summit Investors, or a successor in interest, transferee or Affiliate thereof designated by such Person or a designee of such Person to be the Specified Corporate Investment Vehicle.

“Subject Securities” means, with respect to each Corporate Investment Vehicle, any outstanding capital stock, other equity interests and outstanding indebtedness of such Corporate Investment Vehicle.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of membership, partnership or other similar ownership interest thereof or the power to elect or appoint a majority of the managers or governing body thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the sole, or a majority of the, managing director(s), managing member(s), manager(s), board of managers or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of Holdings LLC.

“Substituted Member” means a Person that is admitted as a Member to Holdings LLC pursuant to Section 10.1.

“Successor” has the meaning set forth in Section 9.10(a).

“Successor Stock” has the meaning set forth in Section 9.10(c).

“Summit Designated Manager” has the meaning set forth in Section 5.2(a)(i)(B).

“Summit Equity” means (i) the Class A Units and any other Units from time to time issued to or acquired by the Summit Investors hereunder or pursuant to any Equity Agreement and any other Equity Securities issued to or acquired by the Summit Investors and (ii) any securities issued directly or indirectly with respect to the foregoing securities by way of a unit split, unit dividend or other division of securities or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Summit Equity, such securities shall remain Summit Equity in the hands of transferees but such securities shall cease to be Summit Equity when they have been (A) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), (C) redeemed or repurchased by Holdings LLC or any Subsidiary or any designee thereof, or (D) Transferred to an Investor Affiliated Person (unless otherwise designated in writing by the Transferring Summit Investor).

“Summit Investors” means, collectively, Blocker, Summit Partners Growth Equity Fund X-A, L.P., Summit Partners Growth Equity Fund X-C, L.P., Summit Investors X, LLC and Summit Investors X (UK), L.P., any of their respective partners, members or Affiliates, any other holder of Summit Equity and any of their respective Transferees or Affiliates of the foregoing which are Members, each Person for whom Summit Partners, L.P. or any of its Affiliates controls the voting or other exercise of rights by such Person with respect to Holdings LLC, and each other such Person who acquires Equity Securities after the date hereof or enters into an Equity Agreement after the date hereof pursuant to the terms of Section 3.1; provided; however, that Blocker shall only be treated as a “Summit Investor” to the extent of its Class A Units.

“Summit Manager” means any Summit Designated Manager that is an employee or service-provider partner of Summit Partners, L.P. or any of its affiliated management entities.

“Summit Services Agreement” means that certain letter agreement, dated October 9, 2020, by and between Summit Partners, L.P. and Holdings LLC pertaining to services to be provided from time to time by Summit Partners, L.P. to the Company.

“Supplemental Repurchase Notice” has the meaning set forth in Section 9.13(d).

“Tax” or “Taxes” means any federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Amount” has the meaning set forth in Section 4.6(b).

“Tax Distribution” has the meaning set forth in Section 4.6(a).

“Tax Matters Member” has the meaning set forth in Section 8.3.

“Taxable Year” means Holdings LLC’s accounting period for federal income tax purposes determined pursuant to Section 8.2.

“Termination Date” means, with respect to any Executive Member (or a partner or other owner of such Executive Member who once was an employee of or service-provider to Holdings LLC or one of its Subsidiaries), the date on which such employee or service-provider ceases to be employed by or a service-provider to Holdings LLC or any of its Subsidiaries.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof or an offer or agreement to do the foregoing, but excluding conversions and redemptions of Units, stock or other securities by Holdings LLC or any of its Subsidiaries made in accordance with this Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. Notwithstanding the foregoing but subject to the next sentence, a transfer of any direct or indirect interest in an institutional investor that is a Member or a direct or indirect owner of a Member shall not constitute a “Transfer” for purposes of this Agreement. For the avoidance of doubt, a Transfer of any interest in (i) a Corporate Investment Vehicle or other special purpose vehicle that has no material assets other than its ownership of Holdings LLC or (ii) any other entity that is not an institutional investor that is a Member or a direct or indirect owner of a Member shall be deemed a Transfer of Units for purposes of this Agreement.

“Transferring Unitholder” has the meaning set forth in Section 9.3(a).

“Treasury Regulations” means the income tax regulations promulgated under the Code, as amended from time to time.

“Unit” means a unit of limited liability company interest representing a fractional part of the interests in Profits, Losses and Distributions of Holdings LLC and shall include Class A Units, Class B Units and Incentive Units; provided that any class, group or series of Units issued shall have the relative rights, powers and obligations set forth in this Agreement.

“Unitholder” means any Member, Assignee or other owner of one or more Units as reflected on Holdings LLC’s books and records.

“Unreturned Capital” means, with respect to any Class A Unit or Class B Unit as of any date, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made or deemed to have been made with respect to such Unit as of such date over (ii) the aggregate amount of prior Distributions made by Holdings LLC as of such date in respect of such Unit pursuant to Section 4.2.

“Unvested Incentive Units” means any Incentive Units that are not Vested Incentive Units as of any date of determination.

“Vested Incentive Units” means, with respect to any Incentive Units that are subject to vesting pursuant to any Equity Agreement, Incentive Units that have vested in accordance with the terms of such Equity Agreement and, with respect to any other Incentive Units, all such Incentive Units. For the avoidance of doubt, any Incentive Units constituting Summit Equity shall be deemed to be Vested Incentive Units for all purposes of this Agreement.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation of Holdings LLC. Holdings LLC was formed on the Formation Date, pursuant to the Delaware Act.

Section 2.2 Limited Liability Company Agreement. Upon the execution of this Agreement, each of the Holdings Purchasers (as defined in the Purchase Agreement) shall be admitted to Holdings LLC as an Additional Member. The Members hereby execute this Agreement for the purpose of establishing the affairs of Holdings LLC and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of Holdings LLC set forth in Section 2.7, the rights, powers and obligations of the Unitholders with respect to Holdings LLC will be determined in accordance with the terms and conditions of this Agreement and, except where the Delaware Act provides that such rights, powers and obligations specified in the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect and this Agreement addresses any such rights, powers and obligations (whether or not specifically over-riding the Delaware Act), the Delaware Act; provided that, notwithstanding the foregoing, Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement and the Unitholders hereby waive any rights under such sections of the Delaware Act (but with it being understood that this proviso shall not affect the obligations of Holdings LLC under Section 7.2).

Section 2.3 Name. The name of Holdings LLC shall be “Solo Stove Holdings, LLC” or such other name as is determined by the Board at any time and from time to time. Notification of any such determination and change shall be given to all Unitholders. Holdings LLC’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.4 Purpose. The purpose and business of Holdings LLC shall be (i) to hold (including through one or more Subsidiaries) the Equity Securities of Intermediate LLC and its Subsidiaries and to perform such other obligations and duties as are imposed upon Holdings LLC under this Agreement, the Purchase Agreement, any Equity Agreements and the other agreements, instruments or documents contemplated hereby and thereby, as the same may be amended or otherwise modified from time to time, (ii) to exercise all rights and powers granted to Holdings LLC (whether as a holder of Intermediate LLC’s Equity Securities or otherwise) under Intermediate LLC’s and its Subsidiaries’ constituent documents, the Purchase Agreement, any Equity Agreements and the other agreements, instruments or documents contemplated hereby and thereby, as the same may be amended or modified from time to time, (iii) to manage and direct the business operations and affairs of Intermediate LLC and its Subsidiaries (including the development, adoption and implementation of strategies, business plans and policies concerning the conduct of Intermediate LLC’s and its Subsidiaries’ business) and (iv) to engage in any other lawful acts or activities for which limited liability companies may be organized under the Delaware Act.

Section 2.5 Principal Office; Registered Office. The principal office of Holdings LLC shall be located at c/o Summit Partners, LP, 222 Berkeley St, 18th Floor, Boston, MA 02116 or at such other place or places as the Board may from time to time designate, and all business and activities of Holdings LLC shall be deemed to have occurred at its principal office. Holdings LLC may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The address of the registered office of Holdings LLC in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of Holdings LLC) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on Holdings LLC in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.

Section 2.6 Foreign Qualification. Prior to Holdings LLC conducting business in any jurisdiction other than Delaware, Holdings LLC shall comply, to the extent procedures are available and those matters are reasonably within the control of Holdings LLC’s officers, with all requirements necessary to qualify Holdings LLC as a foreign limited liability company in that jurisdiction.

Section 2.7 Term. The term of Holdings LLC commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XII.

Section 2.8 No State-Law Partnership. The Unitholders intend that Holdings LLC not be a partnership (including a limited partnership) or joint venture and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement for any purposes other than as set forth in the last sentence of this Section 2.8, and neither this Agreement nor any other document entered into by Holdings LLC or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. Subject to Section 9.10, as and to the extent permitted by the Code and the relevant Treasury Regulations, the Unitholders intend that Holdings LLC shall be treated as a partnership for federal and, if applicable, state and local income tax purposes and each Unitholder and Holdings LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

CAPITAL CONTRIBUTIONS

Section 3.1 Unitholders.

(a) Capital Contributions; Schedule of Unitholders. Each Unitholder named on the Schedule of Unitholders has made or has been deemed to have made Capital Contributions to Holdings LLC as set forth on the Schedule of Unitholders in exchange for the Units specified thereon. Any reference in this Agreement to the Schedule of Unitholders shall be deemed a reference to the Schedule of Unitholders as amended in accordance with this Agreement and in effect from time to time. Holdings LLC may (but need not) issue certificates representing the Units (“Certificated Units”). Holdings LLC may issue fractional Units. The Board may in its discretion provide any Unitholder (other than the Summit Investors or the Bertram Investors) with the Schedule of Unitholders in summary form and may omit the amount of Capital Contributions made by and the Units held by each other Unitholder. For the avoidance of doubt, no holder of Incentive Units shall be entitled, by virtue of their ownership of Incentive Units, to any information regarding any other Unitholder, including, without limitation, the Schedule of Unitholders. The ownership by a Unitholder of Class A Units, Class B Units, Incentive Units and any other Units shall entitle such Member to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV.

(b) Authorized Units; Issuance of Additional Units and Interests.

(i) The authorized Units that Holdings LLC has authority to issue consist entirely of 250,000,000 Class A Units, 175,000,000 Class B Units, and 27,127,659.57 Incentive Units. For so long as any of the Class A Units remain outstanding, the Class A Units will rank senior to the Class B Units, Incentive Units and any other class, group or series of Units or other Equity Securities to the extent described herein.

(ii) Subject to compliance with Section 3.1(c), the Board shall have the right at any time and from time to time to authorize and cause Holdings LLC and its Subsidiaries to create and/or issue additional Equity Securities of Holdings LLC or such Subsidiaries; provided, however, that the Board shall not increase the number of authorized Incentive Units above 10% of the outstanding Common Units of Holdings LLC without the prior written consent of the Majority Other Investors. Upon issuance of additional Equity Securities of Holdings LLC, (A) all Unitholders shall be diluted with respect to such issuance, subject to differences in rights and preferences of different classes, groups and series of Equity Securities, and (B) the Board shall have the power to amend the Schedule of Unitholders to reflect such additional issuances and dilution. Any Person who acquires Equity Securities may be admitted to Holdings LLC as a Member pursuant to the terms of Section 10.2. In connection with any issuance of Units, the Person who acquires such Units shall execute a counterpart to this Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase and evidence the terms and conditions thereof (including transfer restrictions, vesting and forfeiture or buyback provisions) as are required by the Board (each, an “Equity Agreement”). Except with respect to the Incentive Units, each Person who acquires Units from Holdings LLC shall, in exchange for such Units, make a Capital Contribution to Holdings LLC in an amount equal to or greater than the then current Fair Market Value of such Units; provided that in the event the Summit Investors are the only Persons acquiring Units in connection with a particular issuance, the price for such Units shall be issued at the greater of $1.00 per Unit or the Fair Market Value of such Units.

(iii) The Members intend that the Incentive Units authorized hereunder are to be an equity incentive pool for issuance to Managers or Executives that the Board may allocate, and that Holdings LLC may issue all or a portion of the authorized Incentive Units to Managers and Executives, which issuance will dilute all of the Unitholders’ share of residual Distributions pursuant to Article IV (subject to any applicable Participation Thresholds). All Incentive Units will be issued pursuant to an Equity Agreement approved by the Board, which Equity Agreement shall contain such provisions as the Board shall determine, which may include, without limitation, (A) the forfeiture of, or the right of Holdings LLC or any or all of the Members and such other Persons as the Board shall designate to repurchase from each holder thereof, all such Incentive Units issued in the event such Person ceases to be an employee, officer, manager, director or consultant of or to perform other services for Holdings LLC or its Subsidiaries or upon such other conditions as determined by the Board and (B) provisions regarding vesting of such Incentive Units, including upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by Holdings LLC and its Subsidiaries of certain performance goals. Such Equity Agreements, taken together with this Agreement, are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and the issuance of Incentive Units pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701; provided that the foregoing shall not restrict or limit Holdings LLC’s ability to issue any Incentive Units pursuant to any other exemption from registration under the Securities Act available to Holdings LLC. Other than with respect to the authorized Incentive Units, the Board shall not, without the prior written consent of the Majority Other Investors, increase the number of authorized Incentive Units above 10% of the outstanding Common Units of Holdings LLC or otherwise create any other equity incentive or equity-linked incentive pools (other than those with respect to the authorized Incentive Units) for issuance to individuals or other Persons who are or become Managers or Executives.

(c) Preemptive Rights.

(i) Except for issuances of:

(A) Class A Units, Class B Units and Incentive Units (including future As-Converted Holdings of such Class A Units) set forth on the Schedule of Unitholders as of the date hereof or issued pursuant to the Bridge Note Conversion or the Earn-out Issuance;

(B) Equity Securities upon exercise, conversion or exchange of Equity Securities that were issued in compliance with this Section 3.1(c) or Equity Securities that were issued in an issuance that is exempt from this Section 3.1(c);

(C) Equity Securities pursuant to a reorganization into a Successor in accordance with Section 9.10 or otherwise pursuant to a Public Offering;

(D) Equity Securities in connection with arm’s-length, third-party debt financings, refinancings, restructurings or similar transactions approved by the Board in which such third party lenders or investors provide debt financing to Holdings LLC or its Subsidiaries and, for the avoidance of doubt, such lenders or investors do not include any Member or an Affiliate of a Member;

(E) Incentive Units to Managers (other than any Summit Managers) and Executives pursuant to incentive or other compensation plans approved by the Board;

(F) Equity Securities in connection with the acquisition of another corporation or entity by Holdings LLC or its Subsidiaries, whether by merger, purchase of all or substantially all assets or other acquisition stock, recapitalization or reorganization; provided however that if such issuance will result in dilution of the initial Other Investors by 50% or more as compared to their ownership on a Fully-Diluted Basis as of the date hereof, then such issuance shall either (i) require the vote of the Majority Other Investors or (ii) each Investor (other than any Excluded Holder) shall be permitted to purchase their Proportional Share of such Offered Securities pursuant to the terms of Section 3.1(c);

(G) Equity Securities in connection with any transaction deemed to be “strategic” by the Board (including a joint venture, merger, consolidation or other acquisition or disposition transaction) other than any such transaction with any of the Summit Investors or any of their Affiliates, and provided that such transaction relates to the operation of Holdings LLC’s and its Subsidiaries’ businesses and is not conducted for the primary purpose of raising equity capital; or

(H) Units issued in connection with any Unit split, Unit dividend or recapitalization of Holdings LLC;

if Holdings LLC or any of its Subsidiaries sells any of its (i) Equity Securities to any Person or (ii) issues any nonconvertible debt securities to any Summit Investor or any of their Affiliates, Holdings LLC shall (or shall cause its applicable Subsidiary) offer to sell to each Investor (other than any Excluded Holder) a portion of such Equity Securities or other securities or other loan participations (collectively, the “Offered Securities”) equal to such Investor’s Proportional Share (calculated without regard to the Excluded Holders). Each such Investor shall be entitled to purchase such Offered Securities at the most favorable price and on the most favorable terms as such Offered Securities are to be offered to any Person; provided that if any such Person purchasing Offered Securities is also purchasing other securities or other debt obligations of Holdings LLC or any of its Subsidiaries, each Investor exercising its rights pursuant to this Section 3.1(c) also shall be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are purchasing. The purchase price for all securities offered to such Investors hereunder shall be payable in cash or, to the extent consistent with the terms offered to any other Persons, installments over time or such other form of consideration as shall be agreed to and payable by any Investors and/or any of their respective Affiliates. Each Investor shall be entitled to assign its rights pursuant to this Section 3.1(c) to any of its Affiliates; provided that in the event an assignee of such rights exercises such rights and such assignee is not otherwise a Member or bound by this Agreement, the assignee shall enter into a counterpart signature page to this Agreement and at such time shall automatically become admitted as an Additional Member with respect to the Offered Securities so purchased.

(ii) In order to exercise its purchase rights hereunder, an Investor must within 15 calendar days after receipt of written notice from Holdings LLC describing in reasonable detail the Offered Securities, the purchase price thereof, the payment terms and such Investor’s Proportional Share, deliver a written notice to Holdings LLC irrevocably exercising such Investor’s purchase rights hereunder. If any Investor does not exercise its purchase rights under this Section 3.1(c) by the end of such 15-day period, then the Offered Securities originally offered to such Investor shall during the immediately following five-day period be reoffered by Holdings LLC to each Investor that has exercised its purchase rights under this Section 3.1(c). If any of the Investors that have exercised their purchase rights under this Section 3.1(c) indicate interest within such five-day period in acquiring additional Offered Securities in an amount in excess of the aggregate amount of Offered Securities remaining, then such remaining Offered Securities will be allocated among such Investors according to their respective Proportional Shares.

(iii) Upon the expiration of the offering periods described above, Holdings LLC shall be entitled to sell the Offered Securities that the Investors have not elected to purchase during the 60 calendar days following such expiration at a price not less and on other terms and conditions not more favorable in the aggregate to the purchasers thereof than that offered to the Investors. Any Offered Securities offered or sold by Holdings LLC after such 60-day period must be reoffered to the Investors pursuant to the terms of this Section 3.1(c).

(iv) Notwithstanding anything to the contrary set forth herein, in lieu of offering any Offered Securities to the eligible Investors pursuant to this Section 3.1(c) at the time such Offered Securities are offered and sold to any Person, Holdings LLC may comply with the provisions of this Section 3.1(c) by making an offer to sell to the Investors that do not participate in the initial offering and sale their Proportional Share of such Offered Securities promptly after such an offer and sale is effected. In such event, for all purposes of this Section 3.1(c), each Investor’s Proportional Share shall be determined disregarding the Offered Securities so as to achieve the same economic effect as if Proportional Share were calculated prior to such offer and sale.

(v) The rights of the Investors under this Section 3.1(c) shall terminate upon the consummation of an initial Public Offering.

(d) Profits Interests. The Incentive Units are intended to be “profits interests” under IRS Revenue Procedure 93-27, IRS Revenue Procedure 2001-43 and IRS Notice 2005-43 and the provisions of this Agreement shall be interpreted and applied consistently therewith. In the event that Holdings LLC issues any Incentive Unit or other Equity Security intended to be a “profits interest” after the date hereof, the Board may take such actions (including making appropriate adjustments to the terms of any such Incentive Unit or other Equity Security or otherwise amending the terms of this Agreement) in order for such Incentive Unit or other Equity Security to be treated as a “profits interest” as described in the immediately preceding sentence, including (i) establishing a threshold amount (so that the Liquidation Value of such Incentive Unit or other Equity Security being issued is zero immediately after issuance) of cumulative Distributions that must be made pursuant to Section 4.2 (or any one or more subsections thereof) with respect to all or one or more specified classes of Units outstanding immediately prior to the issuance of such Incentive Unit or other Equity Security before such Incentive Unit or other Equity Security may receive any Distributions (such threshold amount, a “Participation Threshold”), (ii) authorizing a new series of Incentive Units or other Equity Securities (e.g., Series 1 Incentive Units, Series 2 Incentive Units, Series 3 Incentive Units, etc.) and establishing a Participation

Threshold applicable to all Incentive Units or other Equity Securities issued as part of such series or (iii) requiring that the recipient thereof pay Holdings LLC an amount per Incentive Unit or other Equity Security at least equal to the Liquidation Value thereof. Except as otherwise determined by the Board, any Unitholder who receives Incentive Units that are subject to a substantial risk of forfeiture within the meaning of Code Section 83 shall make a timely and effective election under Code Section 83(b) with respect to such Incentive Units. Holdings LLC and all Unitholders shall (A) treat such Incentive Units as outstanding for tax purposes, (B) treat such Unitholder as a member of Holdings LLC for U.S. federal income tax purposes with respect to such Incentive Units and (C) file all Tax returns and reports consistently with the foregoing (except for non-U.S. federal returns or reports for which a different Tax treatment is required by applicable law), and neither Holdings LLC nor any of its Unitholders will deduct any amount (as wages, compensation or otherwise) for the fair market value of such Incentive Units for U.S. federal income tax purposes. In the event of any change in Holdings LLC’s capital structure, the Board may equitably adjust the Participation Thresholds of the outstanding Incentive Units to the extent necessary (in the Board’s good faith judgment) to prevent such capital structure change from impeding the economic results intended by this Agreement, including, if applicable, that any Units that are granted to executives of, or other service providers to, Holdings LLC in exchange for services provided or to be provided to Holdings LLC or any Subsidiary thereof are intended to be profits interests when issued for U.S. federal income tax purposes. Unless otherwise determined by the Board, the Incentive Units issued hereunder and the Equity Agreements executed in connection therewith are in connection with and a part of the compensation and incentive arrangements among Holdings LLC, its Subsidiaries and the Holder thereof and such Equity Agreements, together with any related provisions of this Agreement, are intended to be a “compensatory benefit plan” within the meaning of Rule 701 of the Securities Act and all Incentive Units issued hereunder are intended to qualify for an exemption from the registration requirements under the Securities Act pursuant to Rule 701 promulgated pursuant thereto and under applicable state securities laws. All interpretations made by the Board (or, if applicable, the compensation committee of the Board), which interpretations shall be made in the Board’s or the compensation committee’s good faith discretion, with regard to any question arising with respect to Incentive Units, whether under any such Equity Agreements or the related provisions of this Agreement, shall be binding and conclusive on the Holders of Incentive Units and Holdings LLC.

(e) Certain Representations and Warranties. By executing this Agreement (or, after the date hereof, unless otherwise waived by the Board, any counterpart or joinder to this Agreement) and in connection with the issuance at any time and from time to time of Equity Securities to such Unitholder, each Unitholder represents and warrants to Holdings LLC as follows:

(i) The Equity Securities being acquired by such Unitholder pursuant to this Agreement or otherwise will be or have been acquired for such Unitholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws and the Equity Securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii) Such Unitholder is sophisticated in financial matters and is able to evaluate the risks and benefits of decisions respecting the investment in the Equity Securities and is either (A) an executive officer of Holdings LLC or a Subsidiary or Affiliate thereof or is a service provider knowledgeable about Holdings LLC and its Subsidiaries or (B) an “accredited investor” or “sophisticated investor” as such terms are defined under the Securities Act. Such Unitholder has not been subject to any event specified in Rule 506(d)(1) of the Securities Act or any proceeding or event that could result in any event that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of Holdings LLC’s use of the Rule 506 exemption under Regulation D of the Securities Act.

(iii) Such Unitholder is able to bear the economic and financial risk of his, her or its investment in the Equity Securities for an indefinite period of time because the Equity Securities have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on transfer set forth herein and, therefore, cannot be sold unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available and in compliance with such restrictions on transfer.

(iv) Such Unitholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Equity Securities and has had full access to such other information concerning Holdings LLC and its Subsidiaries and Affiliates as he, she or it has requested, such that such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in Holdings LLC.

(v) Such Unitholder has received and carefully read a copy of this Agreement. This Agreement and each of the other agreements contemplated hereby to be executed by such Unitholder (including, if applicable, the Purchase Agreement, any Equity Contribution Agreement, any Employment Agreement or any Equity Agreement) constitute the legal, valid and binding obligations of such Unitholder, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Unitholder is a party or any judgment, order or decree to which such Unitholder is subject.

(vi) If Unitholder is a natural person, such Unitholder understands that, for so long as such Unitholder is employed by Holdings LLC or any non-corporate wholly-owned Subsidiary of Holdings LLC, such Unitholder may be deemed a partner (and not an employee) and any compensation received by such Unitholder may be deemed a guaranteed payment for all applicable federal, state and local income tax purposes.

(vii) Such Unitholder is a resident of the state, or if not a natural person has its principal place of business in the state, set forth under his, her or its name on the Schedule of Unitholders or in any applicable Equity Agreement.

(viii) Such Unitholder has been given the opportunity to consult with independent legal counsel regarding his, her or its rights and obligations under this Agreement and has consulted with such independent legal counsel regarding the foregoing (or, after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel), fully understands the terms and conditions contained herein and therein and intends for such terms to be binding upon and enforceable against him, her or it.

Section 3.2 Capital Accounts.

(a) Maintenance of Capital Accounts. Holdings LLC shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Without limiting the foregoing, each Unitholder’s Capital Account shall be adjusted:

(i) by adding any additional Capital Contributions made by such Unitholder;

(ii) by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by Holdings LLC of Units;

(iii) by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and

(iv) by deducting any distributions (including Distributions) paid in cash or other assets to such Unitholder by Holdings LLC.

(b) Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of Holdings LLC income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B) or Code Section 705(a)(2)(B) and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes;

(ii) If the Book Value of any Holdings LLC property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property and the amount of such gain or loss shall be allocated according to Section 4.3 to the Unitholders who hold Units immediately prior to the event that causes the calculation of such gain or loss;

(iii) Items of income, gain, loss or deduction attributable to the disposition of Holdings LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property;

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Holdings LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

(v) To the extent an adjustment to the adjusted tax basis of any Holdings LLC asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required to be taken into account pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis);

(vi) To the extent that Holdings LLC distributes any asset in kind to the Unitholders, Holdings LLC shall be deemed to have realized Profits or Losses thereon in the same manner as if Holdings LLC had sold such asset for an amount equal to the Fair Market Value of such asset or, if greater and otherwise required by the Code, the amount of debts to which such asset is subject; and

(vii) This Section 3.2 shall be applied in a manner consistent with the principles of Proposed Treasury Regulations Sections 1.704-1(b)(2)(iv)(d), (f)(1), (h)(2) and (s).

Section 3.3 Negative Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or Holdings LLC any deficit or negative balance that may exist from time to time in such Unitholder’s Capital Account (including upon and after the dissolution of Holdings LLC).

Section 3.4 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from Holdings LLC, except as expressly provided herein.

Section 3.5 Loans from Unitholders. Loans from Unitholders to Holdings LLC shall not be considered Capital Contributions. If any Unitholder loans funds to Holdings LLC in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of Holdings LLC, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of Holdings LLC to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made; provided, that such terms and conditions are no more favorable to such lending Unitholder than those which would be agreed to in an orderly transaction with a willing, unaffiliated lender in an arm’s-length transaction.

Section 3.6 Distributions In-Kind. To the extent that Holdings LLC distributes property in-kind to the Unitholders, Holdings LLC shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Sections 4.2 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Unitholders’ Capital Accounts in accordance with Section 4.3 and Section 4.4.

Section 3.7 Adjustments to Book Value. Holdings LLC shall adjust the Book Value of its assets to Fair Market Value in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(f) as of the following times: (a) at the Board’s discretion (with the approval of the Majority Summit Investors) in connection with the issuance of Units in Holdings LLC or a more than de minimis Capital Contribution to Holdings LLC; (b) at the Board’s discretion (with the approval of the Majority Summit Investors) in connection with the Distribution by Holdings LLC to a Unitholder of more than a de minimis amount of Holdings LLC assets, including money; (c) the liquidation of Holdings LLC within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), and (d) at such other times as the Board shall reasonably determine (with the approval of the Majority Summit Investors) necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2. Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Unitholders under Section 4.3 (determined immediately prior to the event giving rise to the revaluation). Notwithstanding any other provision in this Agreement to the contrary, Holdings LLC shall adjust the Book Value of its assets to Fair Market Value in connection with the transactions contemplated by the Purchase Agreement and the Capital Accounts of the Unitholders as of the date hereof shall reflect all Profits and Losses allocated to the Unitholders as a result of such adjustment.

Section 3.8 Compliance With Treasury Regulations Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by Holdings LLC or any Unitholder), are computed in order to comply with such Treasury Regulations, the Board may make such modification. The Board (with the approval of the Majority Summit Investors) also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unitholders and the amount of Holdings LLC capital reflected on Holdings LLC’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

Section 3.9 Transfer of Capital Accounts. If a Unitholder Transfers Units to a new or existing Unitholder, the transferee Unitholder shall succeed to that portion of the transferor’s Capital Account that is attributable to the transferred Units. Any reference in this Agreement to a Capital Contribution of or Distribution to a Unitholder that has succeeded any other Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the Units of such former Unitholder transferred to such Unitholder.

Section 3.10 Contribution of Bridge Note. In the event that the Bridge Note is not repaid by Holdings LLC or any of its Subsidiaries prior to the Maturity Date (as defined in the Bridge Note), then, on the Maturity Date, the Summit Investors shall subscribe for additional Class A Units at $1.00 per Class A Unit pursuant to the terms of a customary subscription agreement, with the amount received by Holdings LLC in connection with such subscription to be used to pay down the outstanding indebtedness under the Bridge Note; provided, in no event shall the number of Class A Units issued pursuant to this Section 3.10 exceed the number of Class A Units that would be issued if the outstanding indebtedness under the Bridge Note were converted into Class A Units at a price of $1.00 per Class A Unit (the “Bridge Note Conversion”).

Section 3.11 Earnout Payment. In the event an Earn-out Amount (as defined in the Purchase Agreement) is earned and payable pursuant to the terms of Section 1G of the Purchase Agreement, Holdings LLC shall pay, or shall cause the Company to pay, such amounts as contemplated by Section 1G(vi) of the Purchase Agreement. If Holdings LLC, together with the Company, is unable to pay such Earn-Out Amount in cash in full in accordance with Section 1G(vi) of the Purchase Agreement, the Purchasers (as defined in the Purchase Agreement) shall subscribe for additional Class A Units of Holdings LLC (or, in the case of Blocker Purchasers (as defined in the Purchase Agreement), Class A units of Blocker Parent, which shall be used to acquire corresponding Class A units of Blocker Purchaser, Blocker, and ultimately Class A Units of Holdings LLC) with an aggregate value equal to the Purchaser Funded Amount and Holdings LLC shall issue Class B Units to the applicable Sellers (as defined in the Purchase Agreement) (or, in the case of Blocker Sellers (as defined in the Purchase Agreement), Class B Units to Blocker, which shall issue Class B units to Blocker Purchaser, Blocker Parent, and ultimately the Blocker Sellers) in accordance to Section 1G(vii) of the Purchase Agreement at the same price per unit as the Class A Units acquired directly or indirectly by the Purchasers in accordance with this Section 3.11 and Section 1G of the Purchase Agreement (such issuance of Class A Units and Class B Units pursuant to this Section 3.11, the “Earn-Out Issuance”). Following the Closing, the Purchasers (as defined in the Purchase Agreement), in their capacity as direct or indirect holders of Class A Units, shall cause Holdings LLC to cause the Company to use good faith commercially reasonable efforts to obtain third party debt financing on commercially reasonable terms in an amount to pay the Phantom Plan Participant Earn-Out Amount (as defined in the Purchase Agreement) and an additional amount that can be distributed to Holdings and would be sufficient to pay the Seller Earn-Out Amount (as defined in the Purchase Agreement) in immediately available funds on or prior to the Earn-Out Payment Date (as defined in the Purchase Agreement) or, if the Company is not able to obtain debt financing for the full Earn-Out Amount, then for as much of the Earn-Out Amount as is possible on commercially reasonable terms. Holdings LLC and the Members agree, for U.S. federal income tax purposes, to treat such Earn-Out Issuance as an adjustment to the transaction consideration pursuant to the Purchase Agreement and Holdings LLC shall (x) make corresponding adjustments to the initial Capital Accounts of the Unitholders as necessary or appropriate and (y) prepare and file all tax returns consistent therewith unless otherwise required by applicable law.

ARTICLE IV

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1 Distributions Generally. Subject to the provisions of the Delaware Act, the provisions of this Article IV and the provisions of any other agreement to which Holdings LLC may be bound, the Board shall have sole discretion regarding the amounts and timing of Distributions to Unitholders.

Section 4.2 Priority of Distributions. Subject to Section 4.1 and in addition to Holdings LLC’s obligations to make Tax Distributions pursuant to Section 4.6, the Board may (but shall not be obligated to) make Distributions at any time or from time to time in (and any determination of the value or price of Units in connection with any Transfer or Liquidity Event shall reflect and give effect to) the following order and priority, and, with respect to each time Distributions are being made, no Distributions shall be made pursuant to any subsequent clause of the following until all Distributions under all prior clauses have been fully paid:

(i) first, to the holders of Class A Units (ratably among such holders based on the Class A Units held by each holder immediately prior to such Distribution), until the aggregate Unreturned Capital with respect to each such Holder’s Class A Units has been reduced to zero;

(ii) second, to the Holders of Class B Units (ratably among such holders based on the Class B Units held by each such Holder immediately prior to such Distribution) until the aggregate Unreturned Capital with respect to each such Holder’s Class B Units has been reduced to zero;

(iii) thereafter, to the holders of Common Units and (subject to the last paragraph of this Section 4.2) Incentive Units (ratably among such holders based upon the number of Common Units held by each such holder on a Fully-Diluted Basis immediately prior to such Distribution and the number of Incentive Units held by such holder immediately prior to such Distribution and then entitled to receive Distributions pursuant to the immediately following proviso); provided that the holders of Incentive Units with a particular Participation Threshold shall be entitled to receive amounts under this Section 4.2(iii) (and such Incentive Units shall be treated as outstanding for purposes of determining each holder’s ratable share of such amounts under this Section 4.2(iii)), if ever, only to the extent that a cumulative amount per Unit has been distributed pursuant to this Section 4.2(iii) from and after the date such Incentive Unit has been issued in respect of any reference Units (as established by the Board with respect to such Incentive Unit and which may include other Incentive Units with a lesser Participation Threshold) equal to the Participation Threshold of such Incentive Unit (and, for the avoidance of doubt, if such cumulative amount has been so-distributed, such Incentive Units shall only be entitled to share in Distributions to the extent exceeding its Participation Threshold).

Notwithstanding anything to the contrary contained in this Agreement, the portion of any Distribution (other than, for the avoidance of doubt, any portion of a Tax Distribution) that otherwise would be made with respect to any Unvested Incentive Unit pursuant to this Section 4.2 (if such Unvested Incentive Unit were vested) shall be treated as Distributed for purposes of this Section 4.2 (but not for the purposes of Distributions pursuant to Section 12.2 or otherwise in connection with any Liquidity Event, to the extent any Unvested Incentive Unit would not become a Vested Incentive Unit in connection with the corresponding Liquidity Event) but shall be held in reserve by Holdings LLC or its Subsidiaries (the “Reserve Amount”) until such Unvested Incentive Unit either (i) vests (unless a later time is expressly specified in any applicable Equity Agreement), in which case the portion of the Reserve Amount attributable to such Unit shall be distributed to the holder of such Unit to the extent that Holdings LLC holds funds or other liquid assets that are legally available for distribution to its Unitholders, or (ii) expires or is forfeited, cancelled, repurchased or otherwise acquired by Holdings LLC or its Subsidiaries, in which case the portion of the Reserve Amount attributable to such Unit shall be distributed among the holders of Common Units and Incentive Units in accordance with this Section 4.2 (subject to the holdback terms of this sentence with respect to any other Unvested Incentive Units).

Section 4.3 Allocation of Profits and Losses. After applying Section 4.4, all remaining Profits or Losses for any Taxable Year shall be allocated among the Unitholders in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Taxable Year, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder’s share of Company Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(g)) and (iii) such Unitholder’s Holder Minimum Gain (as determined according to Treasury Regulations Section 1.704-2(i)(2)) and (b) the respective net amounts, positive or negative, which would be distributed to such Unitholder or for which such Unitholder would be liable to Holdings LLC under the Delaware Act, determined as if Holdings LLC were to (x) liquidate the assets of Holdings LLC for an amount equal to their Book Value and (y) distribute the proceeds of liquidation pursuant to Section 12.2. The Unitholders acknowledge that allocations like those described in Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) (“Forfeiture Allocations”) result from the allocations of Profits and Losses provided for in this Agreement. For the avoidance of doubt, Holdings LLC is entitled to make Forfeiture Allocations and, once required by applicable final or temporary guidance, allocations of Profits and Losses shall be made in accordance with Proposed Treasury Regulations Section 1.704-1(b)(4)(xii)(c) or any successor provision or guidance.

Section 4.4 Regulatory and Special Allocations.

(a) Company Minimum Gain Chargeback. If there is a net decrease in Holdings LLC’s Company Minimum Gain during any Taxable Year, each Unitholder shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Unitholder’s share of the net decrease in Holdings LLC’s Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 4.4(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Holder Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Holder Minimum Gain during any Taxable Year, each Unitholder that has a share of such Holder Minimum Gain shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Unitholder’s share of the net decrease in Holder Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.4(b) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6), Profits shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate the adjusted Capital Account deficit (determined according to Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This Section 4.4(c) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) Nonrecourse Deductions. Holdings LLC nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated to the Unitholders ratably in accordance with their ownership of Common Units on a Fully-Diluted Basis and Incentive Units giving effect to As-Converted Holdings. Holder Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i).

(e) Ordering Rules. Notwithstanding anything contained in this Agreement to the contrary, allocations for any Fiscal Year or other period of nonrecourse deductions and Holder Nonrecourse Deductions (pursuant to Section 4.4(d)) or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in Section 4.4(a) and Section 4.4(b), shall be made before any other allocations hereunder.

(f) Offsetting Allocations. If, and to the extent that, any Unitholder is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Unitholder and Holdings LLC pursuant to Code Sections 1272-1274, 7872, 483, 482 or 83 or any similar provision now or hereafter in effect, and the Board determines in good faith that any corresponding Profits or Losses of the Unitholder who recognizes such item should be allocated to such Unitholder in order to reflect the Unitholders’ economic interest in Holdings LLC, then the Board may so allocate such Profits or Losses.

(g) Excess Nonrecourse Liabilities. For purposes of determining a Unitholder’s share of the “excess nonrecourse liabilities” of Holdings LLC within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Unitholder’s share of Holdings LLC Profits shall be deemed to be in proportion to such Unitholder’s ownership of Common Units on a Fully-Diluted Basis and Incentive Units giving effect to As-Converted Holdings.

(h) Reallocation. The allocations set forth in Section 4.4(a) through Section 4.4(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profits and Losses or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profits and Losses (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero.

Section 4.5 Tax Allocations.

(a) Except as provided in Section 4.5(b), for federal, state and local income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Unitholders in the same manner and in the same proportion that the corresponding book items have been allocated among the Unitholders’ respective Capital Accounts; provided that, if any such allocation is not permitted by the Code or other applicable law, then each subsequent item of income, gain, loss, deduction and credit shall be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of Holdings LLC shall, solely for tax purposes, be allocated among the Unitholders so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its initial Book Value. Such allocations shall be made using any reasonable method specified in Treasury Regulations Section 1.704-3 as the Board determines (with the approval of the Majority Summit Investors). In the event the Book Value of any Holdings LLC asset is adjusted pursuant to Section 3.7, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value using any method the Board determines (with the approval of the Majority Summit Investors); provided that such method shall be a method acceptable under the Code and the Treasury Regulations.

Section 4.6 Tax Distributions.

(a) Notwithstanding anything to the contrary contained in Sections 4.2, beginning with the first quarter after the date of this Agreement, to the extent that Holdings LLC holds funds or other liquid assets that are legally available for Distribution to its Unitholders and the Board (with the approval of the Majority Summit Investors) does not determine (in good faith) that such Distributions would impair in any material respect Holdings LLC’s and its Subsidiaries’ financial position, Holdings LLC shall distribute four times per year (each time no later than the date on which federal quarterly estimated tax payments are due for corporations or individuals, whichever is earlier) to each Unitholder an amount of cash equal to such Unitholder’s Quarterly Estimated Tax Amount for such quarter of the Taxable Year (each, a “Tax Distribution”). Tax Distributions shall be treated as an advance to each Unitholder under the portion of Section 4.2 that gave rise to the underlying allocation of taxable income warranting the Tax Distribution. No Tax Distributions shall be payable in connection with a Liquidity Event unless otherwise determined by the Board. No Tax Distributions shall be payable with respect to a tax period (or portion thereof) ending on or before the date hereof.

(b) A Unitholder’s “Tax Amount” for a Taxable Year shall be equal to (i) the product of (A) the Applicable Tax Rate multiplied by (B) the excess of (I) such Unitholder’s Partnership Income Amount for such Taxable Year over (II) any net taxable losses of Holdings LLC allocated to such Unitholder for any prior Taxable Year to the extent such losses have not been previously taken into account to offset taxable income pursuant to this clause and to the extent such losses would be available under the Code to offset income of the Unitholders (or, as appropriate, the direct or indirect partners or members of the Unitholder) determined as if income and loss from Holdings LLC was the only income and loss of such Unitholder (or, as appropriate, the direct or indirect partners or members of such Unitholder) in such Taxable Year and all prior Taxable Years minus (ii) tax credits allocated by Holdings LLC to such Unitholder (to the extent such tax credits have not been previously used to offset such Unitholder’s Tax Amount pursuant to this clause). A Unitholder’s “Partnership Income Amount” for a Taxable Year

shall be an amount equal to the sum of (x) the taxable income allocated by Holdings LLC to such Unitholder for such Taxable Year (which, for the avoidance of doubt, includes allocations of net income or gross income and shall be determined without regard to any adjustment of the tax basis of Holdings LLC’s assets pursuant to Code Section 732(d), 734(b), 743(b) or 754 (or any similar tax basis step-up) or under Code Section 704(c)), plus (y) any guaranteed payments for the use of capital (determined pursuant to Code Section 707) by Holdings LLC to such Unitholder for such Taxable Year. The amounts in respect of tax withholding on payments to or from Holdings LLC for which Unitholders (or owners directly or indirectly of such Unitholders) are credited under applicable Tax law shall be credited against payments of the Tax Amount to such Unitholders. A Unitholder’s Tax Amount shall be determined initially by the Board on the basis of the figures set forth on Internal Revenue Service Form 1065 filed by Holdings LLC and the similar state or local forms filed by Holdings LLC but shall be subject to subsequent adjustment pursuant to audit, litigation, settlement, amended return or the like.

(c) An “Estimated Tax Amount” for a Taxable Year (or fiscal period) shall be a Unitholder’s Tax Amount for such Taxable Year (or fiscal period) as estimated from time to time by the Board. A Unitholder’s “Quarterly Estimated Tax Amount” for any quarter of a Taxable Year shall be equal to the excess, if any of (i) the product of (A) 1⁄4 in the case of the first quarter of the Taxable Year, 1⁄2 in the case of the second quarter of the Taxable Year, 3⁄4 in the case of the third quarter of the Taxable Year or 1 in the case of the fourth quarter of the Taxable Year, multiplied by (B) such Unitholder’s Estimated Tax Amount for such Taxable Year, over (ii) all prior Distributions of Quarterly Estimated Tax Amounts for such Taxable Year. For each Taxable Year, (x) the excess, if any, of (I) a Unitholder’s actual Tax Amount based on such Unitholder’s Partnership Income Amount reflected on such Unitholder’s Schedule K-1, over (II) the total Tax Distributions received by such Unitholder in respect of the applicable Taxable Year shall be distributed and treated as a Tax Distribution for all purposes to such Unitholder on the Tax Distribution date next following the issuance of Schedule K-1, and (y) conversely, the excess, if any, of (A) a Unitholder’s total Tax Distributions received by such Unitholder in respect of the applicable Taxable Year, over (B) such Unitholder’s actual Tax Amount based on such Unitholder’s Partnership Income Amount reflected on such Unitholder’s Schedule K-1 shall be credited against and reduce the amount to be distributed to such Unitholder on the Tax Distribution date(s) next following the issuance of the Schedule K-1. On or prior to payment of each Tax Distribution, Holdings LLC shall use commercially reasonable efforts to deliver to each Member a statement setting forth its calculation of such Member’s Quarterly Estimated Tax Amount.

Section 4.7 Section 754 Election. Holdings LLC shall elect for its Taxable Year beginning on the date of its formation and (if different) its Taxable Year that includes the date of this Agreement pursuant to Section 754 of the Code to adjust the basis of Holdings LLC property as permitted and provided in Sections 734 and 743 of the Code.

Section 4.8 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. If Holdings LLC is required by law to, or as part of a closing agreement with a Governmental Entity does, make any payment to a Governmental Entity that is specifically attributable to a Unitholder (including income allocable to such Unitholder) or a Unitholder’s status as such (including federal or state withholding taxes, state personal property taxes, state unincorporated business taxes and Taxes arising under the Partnership Tax Audit Rules) (“Entity Taxes”), then such Unitholder shall indemnify Holdings LLC in full for (and contribute to

Holdings LLC) the entire amount paid (including interest, penalties and related expenses). Such contribution shall not increase such Unitholder’s Capital Contribution and no additional Units will be issued to such Unitholder in respect thereof. The Board may offset Distributions to which a Unitholder is otherwise entitled under this Agreement against such Unitholder’s obligation to indemnify Holdings LLC under this Section 4.8. A Unitholder’s obligation to indemnify and make contributions to Holdings LLC under this Section 4.8 shall survive any Transfer (including by way of redemption) of a Unitholder’s Units and the termination, dissolution, liquidation and winding up of Holdings LLC, and for purposes of this Section 4.8, Holdings LLC shall be treated as continuing in existence. For the avoidance of doubt, any Entity Taxes, penalties, and interest payable under the Partnership Tax Audit Rules by Holdings LLC or any fiscally transparent entity in which Holdings LLC owns an interest shall be treated as specifically attributable to the Unitholders, and the Board shall use commercially reasonable efforts to allocate the burden of (or any diminution in distributable proceeds resulting from) any such Taxes, penalties or interest to those Unitholders to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise), as determined by the Board.

Section 4.9 Adjustments to Conversion Price.

(a) General.

(i) The initial Conversion Price shall be as set forth in the definition thereof. In order to prevent dilution of the rights of the holders of Class A Units, the Conversion Price shall be subject to adjustment from time to time after the date of this Agreement, pursuant to this Section 4.9(a).

(ii) If and whenever Holdings LLC issues or sells, or in accordance with Section 4.9(b) is deemed to have issued or sold, any Common Units for consideration per Unit (giving effect to any participation thresholds or exercise prices) less than the Conversion Price in effect as of the date of such issue or sale, then immediately upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to a new Conversion Price equal to the product of (A) the Conversion Price in effect immediately prior to such issue or sale, multiplied by (B) a fraction, the numerator of which shall be the sum of (I) the product of (x) the number of Common Units Deemed Outstanding immediately prior to such issue or sale, multiplied by (y) the Conversion Price in effect immediately prior to such issue or sale, plus (II) the consideration, if any, received by Holdings LLC upon such issue or sale, and the denominator of which shall be the product of (X) the Conversion Price in effect immediately prior to such issue or sale, multiplied by (Y) the number of Common Units Deemed Outstanding immediately after such issue or sale.

(iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (a) any issue or sale (or deemed issue or sale) of up to an aggregate of 27,127,659.57 Incentive Units (as such number of units is proportionately adjusted for subsequent unit splits, combinations and unit dividends affecting the Incentive Units); (b) adjustments to the As-Converted Holdings of Common Units with respect to the Class A Units; or (c) any issue or sale (or deemed issue or sale) of Units issued by reason of a unit dividend, unit split or other distribution with respect to Common Units that is covered by Section 4.9(c) and Section 4.9(d)

(iv) Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived by the written consent or vote of the holders of the majority of the Class A Units either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of Class A Units.

(b) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 4.9(a), the following shall be applicable:

(i) Issuance of Rights or Options. If Holdings LLC in any manner grants or sells any Options and the price per Unit for which Common Units are issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then for purposes of adjusting the Conversion Price the total maximum number of Common Units issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by Holdings LLC at the time of the granting or sale of such Options for such price per Unit. For purposes of this paragraph, the “price per Unit for which Common Units are issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by Holdings LLC as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to Holdings LLC upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to Holdings LLC upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of Common Units issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Units are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If Holdings LLC in any manner issues or sells any Convertible Securities and the price per Unit for which Common Units are issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then for purposes of adjusting the Conversion Price the maximum number of Common Units issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by Holdings LLC at the time of the issuance or sale of such Convertible Securities for such price per Unit. For the purposes of this paragraph, the “price per Unit for which Common Units are issuable” shall be determined by dividing (A) the total amount received or receivable by Holdings LLC as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Holdings LLC upon the conversion or exchange thereof, by (B) the total maximum number of Common Units issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Units are actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Convertible Securities for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4.9, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Units is changed at any time, the Conversion Price in effect at the time of such change shall be immediately changed to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 4.9(b), if the terms of any Option or Convertible Security that were outstanding as of the date of issuance of the Class A Units are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Units deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

(iv) Calculation of Consideration Received. If any Common Unit, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by Holdings LLC therefor (net of discounts, commissions and related expenses). If any Common Unit, Option or Convertible Security is issued or sold for consideration other than cash, the amount of the consideration other than cash received by Holdings LLC shall be the Fair Market Value of such consideration (net of discounts, commissions and related expenses). If any Common Unit, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which Holdings LLC is the surviving entity, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Unit, Option or Convertible Security, as the case may be. The Fair Market Value of such consideration shall be determined in accordance with the provisions of Article XIII.

(v) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of Holdings LLC, together constituting one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, such Option or Convertible Security, as applicable, shall be deemed to have been issued without consideration or with such consideration as the Board determines in its good faith discretion should be allocable to such Option or Convertible Security (it being understood that to the extent there is specific consideration allocated thereto by the parties to the transaction, then such Option or Convertible Security shall be deemed to have been issued at a price equal to the aggregate consideration so allocated to the Options or Convertible Securities issued in the transaction as set forth in the documentation providing for such issuance or sale divided by the number of Options or Convertible Securities issued in the transaction).

(vi) Treasury Securities. The number of Common Units outstanding at any given time shall not include securities owned or held by or for the account of Holdings LLC or any of its Subsidiaries and the disposition of any Units so owned or held shall be considered an issue or sale of Common Units.

(vii) Record Date. If Holdings LLC takes a record of the holders of Common Units for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Units, Options or in Convertible Securities or (B) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Units deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) Subdivision or Combination of Common Units. If Holdings LLC at any time subdivides (by any unit split, unit dividend, recapitalization or otherwise) one or more classes of its outstanding Common Units into a greater number of Units, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if Holdings LLC at any time combines (by reverse unit split, unit combination or otherwise) one or more classes of its outstanding Common Units into a smaller number of Units, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of Holdings LLC’s assets or other transaction, in each case that is effected in such a manner that the holders of Common Units are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Units, is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, Holdings LLC shall make appropriate provisions (in form and substance satisfactory to the Majority Summit Investors) to ensure that the provisions of this Section 4.9 shall thereafter be applicable to the Class A Units (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than Holdings LLC, an immediate adjustment to the Conversion Price and a corresponding immediate adjustment to the As- Converted Holdings of Class A Units, if the value so reflected is less than the Fair Market Value of the Common Units determined as of the date of such consolidation, merger or sale). Holdings LLC shall not effect any consolidation, merger or sale unless prior to the consummation thereof the successor entity (if other than Holdings LLC) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Majority Summit Investors) Holdings LLC’s obligations under the foregoing provisions.

(e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4.9, but not expressly provided for by such provisions (including the granting of equity appreciation rights, phantom equity rights or other rights with equity features), then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Class A Units; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 4.9.

(f) Notices.

(i) Immediately upon any adjustment of the Conversion Price, Holdings LLC shall give written notice thereof to all holders of Class A Units or Class B Units setting forth in reasonable detail and certifying the calculation of such adjustment, and shall update the Schedule of Unitholders to reflect the adjusted As-Converted Holdings of each holder of Class A Units.

(ii) Holdings LLC shall give written notice to all holders of Class A Units or Class B Units at least ten (10) days prior to the date on which any Organic Change shall take place.

(g) No Avoidance. If Holdings LLC shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 4.9, then the benefits provided by such provisions shall nevertheless apply and be preserved.

ARTICLE V

MANAGEMENT

Section 5.1 Authority of Board.

(a) Sole Authority. Except for situations in which the approval of one or more of the Members is required under the Delaware Act or by the express terms of this Agreement or any other agreement to which Holdings LLC may be bound, and subject to the provisions of this Section 5.1, (i) the Board shall conduct, direct and exercise full control over all activities of Holdings LLC (including, subject to Section 3.1(c), all decisions relating to the issuance of additional Equity Securities of Holdings LLC and the issuance, voting and sale of, and the exercise of other rights with respect to the Equity Securities of its Subsidiaries), (ii) all management powers over the business and affairs of Holdings LLC shall be exclusively vested in the Board and (iii) the Board shall have the sole power to bind or take any action on behalf of Holdings LLC, or to exercise any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments or other decisions) granted to Holdings LLC under this Agreement or any other agreement, instrument or other document to which Holdings LLC is a party.

(b) Certain Actions. Without limiting the generality of the foregoing but subject to the terms of the Delaware Act, this Agreement and any other agreement to which Holdings LLC may be bound:

(i) the Board shall exercise all rights and powers of Holdings LLC (whether such rights and powers are granted to Holdings LLC under the terms of an agreement to which Holdings LLC is a party or arise as a result of Holdings LLC’s ownership of securities or otherwise) to amend or consent to an amendment, modification or waiver of any Employment Agreements, any Equity Agreements, this Agreement, the Purchase Agreement or agreement contemplated thereby or any of Holdings LLC’s Subsidiaries’ operating agreements or other constituent documents and to take actions, give or withhold consents or approvals, waive or require the satisfaction of conditions or make determinations, opinions, judgments or other decisions that are granted to Holdings LLC or any of its Subsidiaries under any Equity Agreements or any Subsidiary’s operating agreement or other constituent documents;

(ii) the Board shall have sole discretion and right to enter into any agreement regarding, and have sole authority to approve on behalf of Holdings LLC and all of the Holders, a Sale of Holdings LLC under clause (i) of such definition, or any merger, consolidation or other acquisition, disposition, reorganization or recapitalization transaction involving Holdings LLC or any of its Subsidiaries; and

(iii) the Board shall have the right to determine the timing and amount and other terms of any equity investment in Holdings LLC and to effect amendments to this Agreement in order to effectuate such equity investments.

(c) Actions Related to Purchase Agreement. After the Closing (as defined in the Purchase Agreement), the Board, by action of a majority of the Summit Managers (and without the consent or approval of any other Manager), shall exercise all rights and powers of Holdings LLC or any Subsidiary (including all rights and powers to take actions, give or withhold consents or approvals, waive or require the satisfaction of conditions, or make determinations, opinions, judgments, or other decisions) granted to Holdings LLC or any Subsidiary under or in any way related to the Purchase Agreement or the transactions contemplated thereby. For the avoidance of doubt, no Manager other than the Summit Managers acting by a majority vote shall have any rights, power or authority with respect to the Purchase Agreement and shall not count toward a quorum with respect thereto.

(d) Affiliate Transactions. Notwithstanding anything to the contrary in this Agreement, for so long as the Other Investors as of the date hereof or their Permitted Transferees continue to own Common Units, Holdings LLC shall not, and shall cause its Subsidiaries not to, unless approved by the Majority Other Investors, (a) enter into any transaction, agreement, contract, commitment or arrangement with any Summit Investor or any of their Affiliated investment funds or management entities or any of its or their respective employees or any of the Summit Investors’ other Affiliates, including any management, closing or similar fee (but not including sale bonuses to Managers that are not Summit Managers) payable by Holdings LLC or any of its Subsidiaries to any Summit Investor or any of their Affiliated investment funds or management entities or any of its or their respective employees or any of the Summit Investors’ other Affiliates, except for, or in connection with the exercise of rights as contemplated under, (i) this Agreement, the Purchase Agreement, or any of the other Transaction Agreements (as defined in the Purchase Agreement), (ii) any Equity Agreement entered into for which each Other Investor is given rights to participate pursuant to Section 3.1(c), (iii) the Summit Services Agreement, (iv) the Indemnification Agreements (and any additional agreements in substantially the same form entered into with future Summit Managers), (v) the debt financing pursuant to the Bridge Note and the Debt Financing (as defined in the Purchase Agreement), (vi) the Management Rights Letters, (vii) the Blocker Parent LLC Agreement, (viii) any subscription agreement in connection with the

Bridge Note Conversion or Earn-Out Issuance, or (ix) any other agreement entered into with a portfolio company of the Summit Investors in the ordinary course of business on terms that in the aggregate are not materially less favorable to Holdings LLC and its Subsidiaries than reasonably could have been obtained at the time in a comparable arms’ length transaction with an unrelated third party and does not, when aggregated with all other agreements entered into under this clause (ix) does not result in payments by Holdings LLC and its Subsidiaries of more than $2,500,000 per year, or (b) redeem or repurchase any Equity Securities of any Member (other than (i) from any Executive or Manager upon the termination of employment or service, (ii) pursuant to Section 9.2 or Section 9.13 (other than redemptions or repurchases from any Summit Investor), or (iii) in connection with a transaction with respect to which the Members holding Common Units have the opportunity to participate pro rata). Holdings LLC shall promptly deliver to the Bertram Investors copies of any agreements entered into by Holdings LLC or any of its Subsidiaries with any Summit Investor or any of their Affiliates and copies of any material amendments or modifications to such agreements.

Section 5.2 Composition of the Board.

(a) Number and Appointment.

(i) Holdings LLC Board. As of the date hereof, the Board consists of five (5) Managers. Thereafter, the number of Managers eligible to be on the Board may be increased by the Board so long as the Majority Other Investors have at least proportional representation on the Board based on the percentage of the outstanding Common Units held by the Majority Other Investors at such time. The Managers shall be appointed as follows:

(A) the Majority Other Investors shall have the right to appoint two (2) Managers, subject to the proportional increase prescribed in the preceding paragraph, none of whom shall be a Competitor, for so long as the Other Investors collectively continue to own at least 20% of Holdings LLC’s Common Units on a Fully-Diluted Basis (each, an “Other Investor Manager”); provided that (x) if the Other Investors collectively own between 10% and 20% of Holdings LLC’s Common Units on a Fully- Diluted Basis, that the Majority Other Investors shall have the right to appoint one (1) Other Investor Manager, subject to the proportional increase prescribed in the preceding paragraph (who shall not be a Competitor) and (y) if the Other Investors collectively own less than 10% of Holdings LLC’s Common Units on a Fully-Diluted Basis, then the Majority Other Investors shall not have the right to appoint an Other Investor Manager; and

(B) the Majority Summit Investors shall have the right to appoint the remaining Managers serving on the Board (each, a “Summit Designated Manager”), with Summit Partners Growth Equity Fund X-A, L.P. being entitled to designate two (2) Summit Managers and Summit Partners Growth Equity Fund X-B, L.P. being entitled to designate one (1) Summit Manager, in each case on behalf and as the designee of the Majority Summit Investors.

(ii) Current Board. The current Managers are Kevin M. Yamashita and Ryan Craig (as the Other Investor Managers) and Matt Hamilton, Paul Furer and Chad Janis (as the Summit Designated Managers).

(b) Term. Each Manager appointed shall serve effective upon Holdings LLC’s receipt of notice appointing such Manager (or at such later time or upon the happening of some event as specified in such notice) from the Person or Persons entitled to appoint such Manager (except that the Managers identified by name in Section 5.2(a) shall serve from the date of this Agreement) and until a successor is appointed in accordance with the terms hereof or his or her earlier resignation, death or removal. Any Other Investor Manager shall be removed from the Board, with or without cause, only (i) at the written request of the Majority Other Investors, or (ii) automatically at such time as the Other Investors are no longer entitled to appoint a Manager. Any Summit Designated Manager shall be removed from the Board, with or without cause, only at the written request of the Summit Investor entitled to appoint such Summit Designated Manager pursuant to the terms of this Section 5.2. A Manager may resign at any time by delivering written notice to Holdings LLC. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(c) Vacancies. A vacancy on the Board because of resignation, death or removal of a Manager will be filled by the Person or Persons entitled to appoint such Manager pursuant to the terms of this Section 5.2. If any Person or Persons fail to appoint a Manager pursuant to the terms of this Section 5.2, then such position on the Board shall remain vacant until such Person or Persons exercise their right to appoint a Manager as provided hereunder.

(d) Reimbursement; Compensation; Insurance. The Managers shall be entitled to be reimbursed for their reasonable direct out-of-pocket travel expenses incurred in the course of their attendance at Board, committee and Member meetings and any Managers that are not employees or service-provider partners of Holdings LLC or any of its Subsidiaries or any Investor or (as applicable) any of their Affiliated investment funds or management companies may receive such additional compensation as determined by the Board. Holdings LLC shall use commercially reasonable efforts to maintain customary directors and officers insurance in amounts satisfactory to the Board.

(e) Observers. The Bertram Investors, collectively, shall be entitled to designate one non-voting observer, who shall not be a Competitor, to the Board, including all committees and sub-committees thereof (an “Observer”), who shall initially be Tom Long. The Bertram Investors shall have the right to change the identity of the Observer designated by Investor at any time and from time to time by notice to Holdings LLC. The Observer so appointed shall serve in that capacity until he or she resigns or is removed, and no other Person shall be entitled to remove the Observer except the Bertram Investors. The Observer shall be entitled to receive concurrently with the members of the Board and any committees thereof, and in the same manner, notice of and attend (and participate in) meetings (including telephonic meetings) of the Board and any committees thereof and to receive a copy of all materials and other information distributed to the Board and any committees thereof. Notwithstanding the foregoing, the Observer may be excluded from meetings of the Board or any committees thereof, or portions of any such meetings, and shall not be entitled to receive written information otherwise provided to the members of the Board if, in the opinion of counsel to Holdings LLC or any of its Subsidiaries, access to such information or attendance at such meetings would compromise the attorney-client privilege between Holdings LLC or any of its Subsidiaries and their respective counsel. Holdings LLC shall reimburse the Bertram Investors for reasonable and customary out of pocket expenses incurred by the Observer in attending any Board meetings or committee meetings incurred in accordance with the Holdings LLC’s then-existing policies.

Section 5.3 Board Actions; Meetings; Votes.

(a) Unless another percentage is set forth herein or required by applicable law, any determination or action required to be taken by the Board shall be taken by a majority of the votes of Managers (including at least one Summit Designated Manager) then in office through meetings of the Board or written consents pursuant to this Section 5.3.

(b) In any vote by the Board, each non-Summit Manager shall be entitled to cast one vote, and the Summit Managers who are present at any meeting, as a group (pro rata among them, including on a fractional basis) shall be entitled to cast an aggregate number of votes equal to the number of votes entitled to be cast by the non-Summit Managers, if any, plus one (1). If one or more Summit Designated Manager seat(s) on the Board are vacant, any Summit Manager shall be entitled to cast the vote and otherwise exercise the powers associated with such vacant seats. In addition, and without limiting the ability of the Summit Managers to act under the preceding sentences, any Manager absent from a meeting of the Board may be represented by any other Manager, who may object to notice on behalf of, cast the vote of and otherwise exercise the powers of the absent Manager, according to the written instructions, general or specific, provided by such absent Manager, a copy of which instructions shall be given to the Holdings LLC and the other Managers prior to or at the meeting.

(c) Regular meetings of the Board may be held on such date and at such time and at such place as shall from time to time be determined by the Board. Managers shall be entitled to participate in a meeting of the Board by means of telephone conference or similar communications equipment by which all Persons participating in the meeting can communicate with each other and such participation in a meeting shall constitute presence in person at the meeting. The Board may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate.

(d) Special meetings of the Board may be called from time to time by any Manager. Notice of each special meeting of the Board stating the date, place and time of such meeting shall be given to each Manager by hand, telephone, telecopy, overnight courier or the U.S. mail at least forty-eight (48) hours prior to any meeting of the Board. Notice may be waived before or after a meeting or by attendance without protest at such meeting.

(e) Any action to be taken by the Board may be taken at a meeting of the Board or by a written consent executed by Managers having not less than the minimum votes that would be necessary to authorize or take such action or meeting. Prior to the taking of any action by the Board with a meeting by less than unanimous consent, Holdings LLC shall provide written notice of such action to all Managers at least 24 hours prior to the taking of such action.

Section 5.4 Delegation of Authority. The Board may, from time to time, create and establish one or more committees with, or delegate to any Person (including any Member or any individual designated as an “officer” of Holdings LLC), such authority and duties as the Board may deem advisable. Any delegation pursuant to this Section 5.4 may be revoked at any time by the Board. Any committee of the Board shall have and may exercise the authority delegated to such committee in its organizing resolution, subject to the limitations set forth in the Delaware Act; provided that no committee or other Person shall be delegated, nor shall exercise, the power to take any action that would violate the express terms of this Agreement. Until such time as the Other Investors are no longer entitled to appoint a Manager, at least one Other Investor Manager shall serve on each committee of the Board.

Section 5.5 Purchase of Units. Subject to the provisions of this Agreement, including Section 5.1(d), and the terms of any other agreement to which Holdings LLC may be bound, the Board may cause Holdings LLC to purchase or otherwise acquire Units; provided that this provision shall not in and of itself obligate any Unitholder to sell any Units to Holdings LLC. So long as any such Units are owned by Holdings LLC such Units will not be considered issued or outstanding for any purpose.

Section 5.6 Limitation of Liability.

(a) Waiver of Liability. Except as otherwise provided herein or in any agreement entered into by such Person and Holdings LLC or any of its Subsidiaries and to the maximum extent permitted by the Delaware Act, no present or former officer or Manager nor any such officer or Manager’s Affiliates, employees, agents or representatives shall be liable to Holdings LLC or to any Member for any act or omission performed or omitted by such Person in its capacity as an officer or Manager; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct, bad faith, fraud or knowing violation of law, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Each officer and Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants, Manager, officer, employee, Board committee of Holdings LLC and other professionals and experts, including financial advisors, and any act of or failure to act by such officer or Manager in good faith reliance on such advice shall in no event subject such officer or Manager or any of such officer or Manager’s Affiliates, employees, agents or representatives to liability to Holdings LLC or any Member. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Delaware Act.

(b) Board Discretion. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination, the Board shall take such action or make such decision or determination in its sole discretion, unless another standard is expressly set forth herein or therein. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Manager shall be entitled to consider such interests and factors as such Manager desires (including the interests of such Manager’s Affiliates as Unitholders), so long as such Manager does not act in bad faith.

(c) Good Faith and Other Standards. Whenever in this Agreement or any other agreement contemplated herein the Board is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, each Manager shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein. With respect to any action taken or decision or determination made by any Manager or the Board, it shall be presumed that each Manager and the Board acted in good faith and in compliance with this Agreement and the Delaware Act and any Person bringing, pleading or prosecuting any claim with respect to any action taken or decision or determination made by the Board shall have the burden of overcoming such presumption; provided that, for the avoidance of doubt, this sentence shall not be deemed to increase or place any duty of care or loyalty on the Board or its Managers.

(d) Limitation of Duties; Conflict of Interest. To the maximum extent permitted by applicable law, Holdings LLC and each Member and Unitholder hereby waives any claim or cause of action against each Manager and each Member (other than claims or causes of action against any Executive Member or Executive serving as a Manager in his or her capacity as an officer, employee or service-provider of Holdings LLC or any of its Subsidiaries) and their respective Affiliates, employees, agents and representatives for any breach of any fiduciary duty to Holdings LLC or its Members or Unitholders or any of Holdings LLC’s Subsidiaries by any such Person, including as may result from any conflict of interest, including a conflict of interest between Holdings LLC or its Members or Unitholders or any of Holdings LLC’s Subsidiaries and such Person or otherwise, any breach of loyalty or any breach of the duty of care; provided that, with respect to actions or omissions by a Manager, such waiver shall not apply to the extent the act or omission was attributable to such Manager’s gross negligence, willful misconduct, bad faith, fraud or knowing violation of law, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). Each Member and Unitholder acknowledges and agrees that in the event of any such conflict of interest, each such Person (in the absence of bad faith) may act in the best interests of such Person or its Affiliates, employees, agents and representatives. No Manager or Member (other than any Executive Member or Executive serving as a Manager in his or her capacity as an officer, employee or service-provider of Holdings LLC or any of its Subsidiaries) shall be obligated to give any consideration to any interest of or factors affecting Holdings LLC or any of its Subsidiaries or Holdings LLC’s Members or Unitholders, or to recommend or take any action in its capacity as a Manager or Member that prefers the interests of Holdings LLC or any of its Subsidiaries or Holdings LLC’s Members or Unitholders over the interests of such Person or its Affiliates, employees, agents or representatives, and each of Holdings LLC and each Member and Unitholder hereby waives the fiduciary duty, if any, of such Person to Holdings LLC and/or its Members and/or Unitholders, including in the event of any such conflict of interest or otherwise; provided that, with respect to actions or omissions by a Manager, such waiver shall not apply to the extent the act or omission was attributable to such Manager’s gross negligence, willful misconduct, bad faith, fraud or knowing violation of law, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected). The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed by Holdings LLC, each Member and each Unitholder to replace such other duties and liabilities of such Indemnified Person. Except as expressly set forth herein or in another agreement between such Indemnified Person and Holdings LLC or any of its Subsidiaries, to the fullest extent permitted by applicable law no Indemnified Person will have any fiduciary duties to Holdings LLC, any Member or any Unitholder, and will otherwise not have any obligations other than such obligations as specifically provided by this Agreement or any such other agreement.

(e) Designation and Duties of Officers. The Board may from time to time designate individuals as officers of Holdings LLC, and any such officers shall have such authority and perform such duties as the Board may from time to time delegate to them and shall serve at the will of the Board. The officers of Holdings LLC and its Subsidiaries, in the performance of their duties as such, shall owe to Holdings LLC and its Subsidiaries fiduciary duties (including of loyalty and due care) of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

(f) Effect on Other Agreements. This Section 5.6 shall not in any way affect, limit or modify any Person’s duties, liabilities or obligations under any Equity Agreement, Employment Agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement or any similar agreement with Holdings LLC or any of its Subsidiaries.

ARTICLE VI

RIGHTS AND OBLIGATIONS OF UNITHOLDERS AND MEMBERS

Section 6.1 Limitation of Liability; Return of Distributions. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of Holdings LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Holdings LLC and no Unitholder, Member or Manager shall be obligated personally for any such debt, obligation or liability of Holdings LLC solely by reason of being a Unitholder or acting as a Member or Manager of Holdings LLC, other than such Unitholder’s obligation to make Capital Contributions to Holdings LLC pursuant to the terms and conditions of this Agreement, any Equity Agreement or any other agreement respecting the issuance and sale or grant of Equity Securities. Except as expressly set forth in this Agreement or as otherwise required by law, no Unitholder shall be obligated by this Agreement to return any Distribution or Tax Distribution to Holdings LLC or pay the amount of any Distribution or Tax Distribution for the account of Holdings LLC or to any creditor of Holdings LLC; provided that a Unitholder shall be required to return to Holdings LLC any Distribution or Tax Distribution made to it in clear and manifest accounting or similar error (which the Board may elect to effectuate through reductions in subsequent Distributions or Tax Distributions to such other Unitholders). Notwithstanding the foregoing sentence, if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Unitholder is obligated to return or pay any part of any Distribution or Tax Distribution, then such obligation shall bind such Unitholder alone and not any other Unitholder or any Manager; provided that if any Unitholder is required to return all or any portion of any Distribution or Tax Distribution under circumstances that are not unique to such Unitholder but that would have been applicable to other Unitholders if such Unitholders had been named in the action against the Unitholder in question (such as where a Distribution or Tax Distribution was made to all Unitholders and rendered Holdings LLC insolvent, but only one Unitholder was sued for the return of such Distribution or Tax Distribution), then the Unitholder that was required to return or repay the Distribution or Tax Distribution (or any portion thereof) shall be entitled to reimbursement from the other Unitholders that were not required to return the Distribution or Tax Distribution made to them based on each such Unitholder’s share of the Distribution or Tax Distribution in question (which the Board may elect to effectuate through reductions in subsequent Distributions or Tax Distributions to such other Unitholders). The provisions of the immediately preceding sentence are solely for the benefit of the Unitholders and shall not be construed as benefiting any third party. The amount of any Distribution or Tax Distribution returned to Holdings LLC by a Unitholder or paid by a Unitholder for the account of Holdings LLC or to a creditor of Holdings LLC shall be added to the account or accounts from which it was subtracted when it was distributed to such Unitholder. The preceding sentences of this Section 6.1 shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of Holdings LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders, Members or Managers for liabilities of Holdings LLC, except to the extent constituting fraud or willful misconduct by any such Unitholders, Members or Managers.

Section 6.2 Lack of Authority. No Unitholder or Member in its capacity as such has the authority or power to act for or on behalf of Holdings LLC, to bind Holdings LLC or do any act that would be (or could be construed as) binding on Holdings LLC or to make any expenditures on behalf of Holdings LLC, in each case in any manner or way, unless such specific authority has been expressly granted to and not revoked from such Unitholder or Member by the Board, and the Unitholders and Members hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

Section 6.3 No Right of Partition. No Unitholder or Member shall have the right to seek or obtain partition by court decree or operation of law of any Holdings LLC property or the right to own or use particular or individual assets of Holdings LLC.

Section 6.4 Indemnification.

(a) Generally. Subject to Section 4.8, Holdings LLC hereby agrees to, and agrees to cause each of its Subsidiaries to, on a joint and several basis, indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits Holdings LLC and its Subsidiaries to provide broader indemnification rights than Holdings LLC and its Subsidiaries are providing immediately prior to such amendment, substitution or replacement), against all expenses, liabilities and losses (including attorney fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates or of which such Person is an Affiliate) by reason of the fact that such Person is or was a Unitholder or Member or is or was serving as a managing member, manager, officer, director, principal, partner or member or Tax

Matters Member (or, if applicable, “designated individual”) of Holdings LLC or any of its Subsidiaries or is or was serving at the request of Holdings LLC or any of its Subsidiaries as a managing member, manager, officer, director, principal, partner or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise if, in each case, (x) such Indemnified Person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Holdings LLC and its Subsidiaries and not in violation of the express terms of this Agreement, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful, or (y) the Board so determines; provided that (i) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ (excluding, for purposes hereof, Holdings LLC’s and its Subsidiaries’) present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates’ (excluding, for purposes hereof, Holdings LLC’s and its Subsidiaries’), employees, agents or representatives contained herein or in any other agreement with Holdings LLC or any of its Subsidiaries and (ii) unless the Board otherwise determines and other than with respect to any proceeding to enforce this Section 6.4, no Indemnified Person shall be entitled to indemnification hereunder with respect to a proceeding initiated by such Indemnified Person or with respect to a proceeding between such Person on the one hand and any of Holdings LLC or any of its Subsidiaries on the other. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by Holdings LLC and its Subsidiaries, on a joint and several basis, as incurred in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by Holdings LLC or its Subsidiaries. The rights granted pursuant to this Section 6.4 shall be deemed contract rights and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability.

(b) Nonexclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, agreement, law, vote of the Board or otherwise. Holdings LLC may enter into an indemnification agreement with any Manager and amend any such agreement from time to time, provided all Managers will be afforded the opportunity to enter into such an indemnification agreement or amendment thereof in substantially the same form if Holdings LLC enters into any such agreement. The Board may grant any rights comparable to those set forth in this Section 6.4 to any employee, agent or representative of Holdings LLC or such other Persons as it may determine. Without limiting the foregoing, Holdings LLC and each Unitholder hereby acknowledge that one or more of the Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by an Affiliated Institution. Holdings LLC and each Unitholder hereby agree that, with respect to any such Indemnified Persons, Holdings LLC and its Subsidiaries (i) are, relative to each Affiliated Institution, the indemnitors of first resort (i.e., their obligations to the applicable Indemnified Person under this Agreement are primary and any duplicative, overlapping or corresponding obligations of an Affiliated Institution are secondary), (ii) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights any Indemnified Person may have against his or her Affiliated Institution and (iii) irrevocably waive, relinquish and release any such Affiliated Institution from any and all claims against such Affiliated Institution for contribution, subrogation or any other recovery of any kind in respect thereof. Holdings LLC further agrees that no advancement or payment by an Affiliated Institution on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from Holdings LLC or its Subsidiaries shall affect the foregoing and any such Affiliated Institution shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable Indemnified Person against Holdings LLC and its Subsidiaries. Holdings LLC, for itself and on behalf of each of its Subsidiaries, and each Unitholder agree that each Affiliated Institution is an express third party beneficiary of the terms of this Section 6.4(b).

(c) Insurance. Holdings LLC shall use commercially reasonable efforts to maintain insurance, at the expense of Holdings LLC or any of its Subsidiaries, to protect any Indemnified Person against any expense, liability or loss described in Section 6.4(a) whether or not Holdings LLC would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.4.

(d) Limitation. Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by Holdings LLC and its Subsidiaries relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Holdings LLC’s and its Subsidiaries’ assets only, and no Unitholder (unless such Unitholder otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of Holdings LLC of its Subsidiaries (except as expressly provided herein).

(e) Savings Clause. If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then Holdings LLC and its Subsidiaries, jointly and severally, shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.5 Members Right to Act.

(a) Except as expressly and specifically provided in this Agreement or in any other agreement to which Holdings LLC is party, or as otherwise required under the non-waivable provisions of the Delaware Act, the Members shall have no right to vote on any Holdings LLC matter. For situations for which the approval of the Members generally (rather than the approval of the Board or a particular group of Members) is specifically and expressly required by this Agreement or by applicable law, the Members shall act through meetings and written consents as described in this Section 6.5. Except as otherwise provided herein and as otherwise required by applicable law, (i) each Member holding Class A Units shall be entitled to one vote per Class A Unit held by such Member (after giving effect to the As-Converted Holdings of Class A Units) on all matters to be voted on by the Members, (ii) each Member holding Class B Units shall be entitled to one vote per Class B Unit held by such Member on all matters to be voted on by the Members,

(iii) all Members entitled to vote shall vote together as a single class and (iv) the Members holding Incentive Units shall not be entitled to vote with respect to such Incentive Units on any matter to be voted on by the Members. The actions by the Members permitted hereunder may be taken at a meeting called by the Board or by Members holding Units entitled to a majority of the votes to be cast or to provide consent to the matter on at least five days’ prior written notice to the Members entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting by written consent (without a meeting and without a vote) so long as (x) such consent is signed by the Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted and (y) if any Summit Investor is entitled to vote thereon (whether by virtue of holding Class A Units or otherwise), such Members include the Majority Summit Investors. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

(b) Approval of Majority Other Investors. In addition to any other consent or vote required by law or this Agreement, the Board shall not take any of the following actions without the affirmative vote or written consent of the Majority Other Investors, voting as a separate class:

(i) commencing any voluntary bankruptcy or other insolvency proceeding, making of a general assignment for the benefit of creditors or admitting in writing the inability of Holdings LLC or any of its Subsidiaries to pay any of its debts as such debts mature;

(ii) incurring indebtedness or other liabilities or obligations of Holdings LLC or any of its Subsidiaries (including guaranties of the indebtedness of another Person) in excess of five (5) times Holdings LLC’s earnings before interest, taxes, depreciation and amortization over the prior twelve-months, calculated in good faith by the Board;

(iii) amending the Certificate in a manner that affects the Other Investors in an adverse manner as compared to the Summit Investors; or

(iv) issuing any Convertible Securities or Option with an exercise price that is less than the Fair Market Value of the Common Stock to be issued upon the exercise thereof or issuing any Incentive Units with a Participation Threshold so that the Liquidation Value of such Incentive Unit being issued is greater than zero immediately after issuance.

Section 6.6 Investment Opportunities and Conflicts of Interest. Except as otherwise approved by the Board, each Executive Member shall, and shall cause each of its Affiliates to, bring all investment or business opportunities to Holdings LLC of which any of the foregoing become aware and which they believe are, or may be, within the scope and investment objectives related to the business of Holdings LLC or any of its Subsidiaries, which would or may be beneficial to the business of Holdings LLC or any of its Subsidiaries, or are otherwise competitive with the business of Holdings LLC or any of its Subsidiaries. The Unitholders expressly acknowledge and agree that, subject to the terms of any other agreement to which they may be bound, (i) the Summit Investors and the Bertram Investors are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of Holdings LLC or any of its Subsidiaries other than through Holdings LLC or any of its Subsidiaries (an “Other Business”), (ii) the Summit Investors and the Bertram Investors have and may develop a strategic relationship with businesses that are and may be competitive or complementary with Holdings LLC and its Subsidiaries, (iii) none of the Summit Investors nor the Bertram Investors shall be prohibited by virtue of their investments in Holdings LLC and its Subsidiaries or their or any of their personnel’s or partners’ service as Manager or service on the Board or any of Holdings LLC’s Subsidiaries’ boards of managers or directors from pursuing and engaging in any such activities, (iv) none of the Summit Investors nor the Bertram Investors shall be obligated to inform or present Holdings LLC or any of its Subsidiaries or the Board of any such opportunity, relationship or investment, (v) the other Unitholders shall not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Summit Investors or the Bertram Investors, (vi) the involvement of any of the Summit Investors or any of the Bertram Investors in any Other Business shall not constitute a conflict of interest by such Persons with respect to Holdings LLC or its Unitholders or any of Holdings LLC’s Subsidiaries, and (vii) any Unitholder shall be entitled to engage in any activities approved by the Board. Without limiting the other provisions of this Agreement and except as otherwise set forth herein, no Unitholder shall owe any fiduciary duties to Holdings LLC or any other Unitholder with respect to actions taken by such Unitholder in such Unitholder’s capacity as such.

Section 6.7 Restrictive Covenants.

(a) Noncompetition. In consideration of the issuance of Equity Securities to each Executive Member, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, for so long as such Executive Member holds Equity Securities and for two years thereafter (the “Restricted Period”), without the prior written consent of the Board, such Executive Member shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business that competes with the Business as such Business exists or is contemplated (as evidenced by written records) as of such date, within any geographical area in the United States, its territories, or any other country or territory in which Holdings LLC or any of its Subsidiaries conduct business as of such date. For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Notwithstanding the foregoing, nothing herein shall prohibit such Executive Member from (x) being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Executive Member has no active participation in the business of such corporation, (y) purchasing goods or services from any business engaged in the Business, or (z) being employed or engaged by a division or subsidiary of a corporate family of companies if such division or subsidiary employing or engaging the Executive Member does not itself engage in the Business, even if other divisions or subsidiaries in such corporate family do engage in the Business.

(b) Nonsolicitation; Nondisparagement. Each Executive Member hereby further acknowledges and agrees that during the Restricted Period, such Executive Member shall not, directly or indirectly, either for such Executive Member or on behalf of any other individual, corporation, partnership, joint venture or other entity, (i) induce or attempt to induce any employee or independent contractor of Holdings LLC or its Subsidiaries to leave the employ of Holdings LLC or its Subsidiaries, (ii) hire or engage any Person who was an employee of Holdings LLC or its Subsidiaries at any time during the six-month period prior to any such hiring or engagement, or (iii) call on, solicit or service any customer, supplier, licensee, licensor, vendor, sales representative or other business relation of Holdings LLC or its Subsidiaries to in order to induce or attempt to induce such Person or entity to cease doing business with Holdings LLC or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, vendor, sales representative or business relation and Holdings LLC or any of its Subsidiaries (including, without limitation, by making any negative or disparaging statements or communications regarding Holdings LLC or any of its Subsidiaries). Without limiting any other obligation of such Executive Member pursuant to this Agreement, such Executive Member further covenants and agrees that, except as may be required by applicable law, such Executive Member shall not make any statement, written or verbal, in any forum or media, or take any other action in disparagement of Company at any time. Notwithstanding the foregoing, nothing in this Agreement shall prohibit such Executive Member from, on behalf of itself or any other individual, corporation, partnership, joint venture or other entity, (A) making any general solicitation for employment by use of advertisements in the media that is not specifically directed or targeted at any officer, employee or independent contractor of Holdings LLC or any of its Subsidiaries, and (B) hiring or engaging any such officer, employee or independent contractor who responds to any such general solicitation; provided, the Executive Member shall not be relieved from complying with Section 6.7(b)(ii).

(c) Additional Acknowledgements. Each Executive Member hereby acknowledges that the provisions of Section 6.7(a) and Section 6.7(b) are in consideration of the issuance of Equity Securities to such Executive Member, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. In addition, such Executive Member acknowledges (i) that the business of Holdings LLC and its Subsidiaries will be conducted throughout the United States, its territories and any other country or territory in which Holdings LLC or its Subsidiaries conduct business, (ii) notwithstanding the state of organization or principal office of Company or any of its facilities, or any of its executives or employees (including such Executive Member), it is expected that Holdings LLC and its Subsidiaries will have business activities and have valuable business relationships within its industry throughout the United States, its territories and any other country or territory in which Holdings LLC or its Subsidiaries conduct business, and (iii) the national and international nature of the business operated by Holdings LLC is such that it is not conducted with respect to geographical borders. Such Executive Member agrees and acknowledges that (A) the restrictions contained in Section 6.7(a) and Section 6.7(b) do not preclude such Executive Member from earning a livelihood, nor do they unreasonably impose limitations on such Executive Member’s ability to earn a living, and

(B) the potential harm to Holdings LLC and its Subsidiaries of the non-enforcement of any provision of Section 6.7(a) and Section 6.7(b) outweighs any potential harm to such Executive Member of its enforcement by injunction or otherwise. Such Executive Member acknowledges that such Executive Member has carefully read or arranged for review of this Agreement and either consulted with legal counsel of such Executive Member’s choosing regarding its contents or knowingly and voluntarily waived the opportunity to do so and has given careful consideration to the restraints imposed upon such Executive Member by this Agreement. The parties agree that the covenants set forth in this Section 6.7 are in addition to, and shall not limit or be limited by, any other noncompetition, nonsolicitation or similar covenant of such Executive Member with Holdings LLC or any of its Subsidiaries.

Section 6.8 Limitation on Certain Remedies. Notwithstanding anything herein to the contrary, each Executive Member acknowledges and agrees that Holdings LLC shall not be liable to any Executive Member for any breach by Holdings LLC of any obligation to any of the Executive Members that is caused by or results from any intentional action or inaction by an Executive Member and the Executive Members hereby waive any and all rights, remedies and claims with respect thereto.]

ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 7.1 Books and Record; Accounting. Holdings LLC shall keep, or cause to be kept, appropriate books and records with respect to Holdings LLC’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.2 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Article III and Article IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

Section 7.2 Tax Reports. Holdings LLC shall deliver or cause to be delivered (and shall use commercially reasonable efforts to so deliver or cause to be delivered within 90 days after the end of each Taxable Year), to each Person who was a Unitholder at any time during such Taxable Year, a reasonable estimate of such Unitholder’s United States federal, state and local income tax liability in respect of such Unitholder’s Units for such Taxable Year. Holdings LLC shall use commercially reasonable efforts to deliver or cause to be delivered, as soon as practicable thereafter, (x) to each Person who was a Unitholder at any time during such Taxable Year, a Form K-1 for such Taxable Year and all other information necessary for the preparation of such Person’s United States federal, state and local income tax returns and to the Summit Investors and the Bertram Investors, a copy of Holdings LLC’s United States federal income tax return for such Taxable Year.

Section 7.3 Certain Financial Information. So long as any Investor (i) is (or is directly or indirectly owned, managed or controlled by) an institutional investor or (ii) (A) holds any Class A Units or at least 5% of the outstanding Common Units, (B) has not (at any time) been terminated by Holdings LLC or any of its Subsidiaries for Cause or without “Good Reason” (as such terms are defined in any Employment Agreement applicable to such Investor and, if no such Employment Agreements exists or defines such terms, as defined in this Agreement, or if not so defined, as reasonably determined by the Board), and (C) has not since the date of this Agreement directly or indirectly owned any interest in, managed, controlled, participated in (whether as an officer, director, manager, employee, partner, agent, representative or otherwise), consulted with, rendered services for, or in any other manner engaged anywhere within any geographic locale in United States, with any enterprise engaged in the Business other than Holdings LLC and its Subsidiaries (other than being a passive owner of not more than 5% of the outstanding securities of any class of any entity so long as none of such Persons has any active participation in the business of such entity), Holdings LLC shall provide the following information to each such Investor:

(i) as soon as available but in any event within five business days after the end of the date on which Holdings LLC or any of its Subsidiaries delivers such materials to any secured lenders of Holdings LLC or any of its Subsidiaries (or, at any time Holdings LLC and its Subsidiaries have no secured lenders entitled to periodic financials, promptly following the end of each fiscal month, and in no event later than the date of delivery of such information to the Summit Investors), unaudited consolidated and consolidating statements of income or operations, members’ equity (or the equivalent) and cash flows of Holdings LLC and its Subsidiaries for each monthly accounting period in each Fiscal Year (commencing with the monthly accounting period ended October 31, 2020) and for the period from the beginning of the Fiscal Year to the end of such month, and unaudited consolidated and consolidating balance sheets of Holdings LLC and its Subsidiaries as of the end of such monthly period, in each case, presented in such manner as delivered to any secured lenders of Holdings LLC or any of its Subsidiaries (or, if none, as delivered to the Summit Investors);

(ii) as soon as available but in any event within five business days after the end of the date on which Holdings LLC or any of its Subsidiaries delivers such materials to any secured lenders of Holdings LLC or any of its Subsidiaries (or, at any time Holdings LLC and its Subsidiaries have no secured lenders entitled to periodic financials, promptly following the end of each Fiscal Quarter, and in no event later than the date of delivery of such information to the Summit Investors), unaudited consolidated and consolidating statements of income or operations, members’ equity (or the equivalent) and cash flows of Holdings LLC and its Subsidiaries for each quarterly accounting period in each Fiscal Year and for the period from the beginning of the Fiscal Year to the end of such quarter, and unaudited consolidated and consolidating balance sheets of Holdings LLC and its Subsidiaries as of the end of such quarterly period, in each case, presented in such manner as delivered to any secured lenders of Holdings LLC or any of its Subsidiaries (or, if none, as delivered to the Summit Investors); and

(iii) as soon as available but in any event within five business days after the date on which Holdings LLC or any of its Subsidiaries delivers such materials to any secured lenders of Holdings LLC or any of its Subsidiaries (or, at any time Holdings LLC and its Subsidiaries have no secured lenders entitled to periodic financials, promptly following the end of each Fiscal Year, and in no event later than the date of delivery of such information to the Summit Investors), audited consolidated and consolidating statements of income or operations, members’ equity (or the equivalent) and cash flows of Holdings LLC and its

Subsidiaries for the 2020 Fiscal Year and each Fiscal Year thereafter, and audited consolidated and consolidating balance sheets of Holdings LLC and its Subsidiaries as of the end of such Fiscal Year, in each case, presented in such manner as delivered to any secured lenders of Holdings LLC or any of its Subsidiaries (or, if none, as delivered to the Summit Investors).

Notwithstanding anything contained herein to the contrary, the rights set forth in this Section 7.3 (other than with respect to any Summit Investor, Bertram Investor or other holder of Class A Units) shall expire upon the consummation of an initial Public Offering.

Section 7.4 Confidentiality. Each Unitholder recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of Holdings LLC and its Subsidiaries, including but not limited to the information delivered pursuant to Section 7.3 and any other confidential information of Holdings LLC and its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by Holdings LLC or its Subsidiaries (the “Confidential Information”). Each Unitholder agrees, during and after the term of this Agreement, to use the same standards and controls that such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all Confidential Information and not to, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever; provided that each such Person may disclose such information (a) to managers, partners, members, directors, officers, representatives, agents and employees of such Person or its Affiliates, (b) as may be proper in connection with enforcing such Person’s rights under this Agreement and the other agreements contemplated hereby (including the Purchase Agreement or any agreements contemplated thereby), (c) as part of any institutional investor’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or in connection with such any institutional investor’s or its Affiliates’ normal fundraising and related marketing, informational or reporting activities, or to any Investor’s or its Affiliates’ auditors, accountants, attorneys or other agents, (d) as is required to be disclosed to a Governmental Entity, or by subpoena, summons or legal process, or by law, rule or regulation; provided that, to the extent permitted by law and except for regulatory examinations not specifically targeting Holdings LLC or any of its Subsidiaries, the Unitholder required to make such disclosure shall provide to the Board prompt notice of such disclosure, or (e) in connection with any proposed sale or transfer of any Equity Securities in accordance with this Agreement if such Person’s transferee agrees in writing to be bound by the confidentiality provisions hereof or another confidentiality agreement that is as protective in all material respects of Confidential Information of Holdings LLC and its Subsidiaries. For purposes of this Section 7.4, “Confidential Information” shall not include any information which such Person can demonstrate was or has become generally available to the public other than as a result of disclosure by such Person in breach of its obligations hereunder. Nothing in this Section 7.4 shall in any way limit or otherwise modify any other confidentiality covenants entered into between Holdings LLC or its Subsidiaries and any Unitholder or other Person. Notwithstanding anything to the contrary contained herein, Holdings LLC acknowledges that officers, managers, directors and employees of an institutional investor or its portfolio companies who serve as Managers or Observers with respect to Holdings LLC, may also serve as an officer, manager, director or employee of such institutional investor or its portfolio companies, but no such portfolio companies of such institutional investor will be deemed to have received Confidential Information (and not institutional investor Unitholder will be deemed to have disclosed Confidential Information to such portfolio companies) merely as a result of such dual role of any officer, manager, director or employee.

Section 7.5 Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from Holdings LLC to such other Person or Persons and, unless such other Person or Persons are party to a confidentiality agreement with Holdings LLC, shall be responsible for such other Person’s or Persons’ failure to keep such information confidential on the terms described in Section 7.4.

Section 7.6 Compliance. Holdings LLC (on behalf of itself and its Subsidiaries) acknowledges that: (a) the United States Foreign Corrupt Practices Act of 1977, as amended from time to time (the “FCPA”), prohibits every U.S. company and its employees and representatives from giving, paying, promising, offering or authorizing the payment, directly or indirectly through a third party, of anything of value to any “foreign official” in order to persuade such official to help such U.S. company or any other Person in obtaining or keeping business or in securing any other improper advantage; and (b) The United Kingdom Bribery Act 2010 (the “Bribery Act”) prohibits (among other things) the offering, promising or giving of any financial or other advantage to (x) any recipient with the intention of influencing a person (who need not be the recipient of the advantage) to perform his or her function improperly, or where the acceptance of such advantage would itself be improper; or (y) to any “foreign public official” (or to any other person at the request of, or with the acquiescence of, a foreign public official) with the intention of influencing that official in the performance of his or her public functions, whether or not that performance would be improper; and further that the Bribery Act requires any company or partnership that carries on a business, or part of a business, in the United Kingdom to prevent Persons associated with that company or partnership (which may include, among others, employees, consultants, subsidiaries and third party agents) from committing bribery with a view to obtaining or retaining business, or an advantage in the conduct of business, for that company or partnership. Therefore:

(a) Holdings LLC covenants and agrees that neither it nor any of its Subsidiaries nor any of their respective directors, managers, officers, employees, owners, agents or representatives, shall make any payment(s), loan(s) or gift(s) of money or anything else of value, directly or indirectly, to (i) any official or employee of any Governmental Entity, government owned enterprise (wholly or partially owned) or public international organization, (ii) any political party or official or candidate thereof or (iii) any other Person for any reason, in each case where the purpose of the payment is to influence or induce any of the foregoing Persons (A) to take any act or make any decision in such Person’s official capacity, (B) to fail to take any act in violation of such Person’s official duty, (C) to affect or influence any act or decision by any Governmental Entity or (D) to take or fail to take any other action which such action or failure to act would violate the laws or regulations of the United States or any other country, in each case, in order to assist any Person or any director, officer, employee, owner, agent or representative thereof in obtaining or retaining business for or with, directing business to or obtaining an improper advantage for, any Person.

(b) Holdings LLC covenants and agrees that neither it nor any of its Subsidiaries nor any Person associated with Holdings LLC or any of its Subsidiaries (within the meaning of the Bribery Act) undertakes or will undertake conduct that would constitute a criminal offence under sections 1, 2 or 6 of the Bribery Act were such acts or omissions to take place in the United Kingdom.

(c) Holdings LLC shall promptly following the date hereof adopt (on behalf of itself and its Subsidiaries) and deliver to the Summit Investors and the Bertram Investors anti bribery policies and procedures that are reasonably acceptable to the Summit Investors and the Bertram Investors and appropriate for the bribery and corruption risks of Holdings LLC’s and its Subsidiaries’ businesses. Upon request of any of the Summit Investors and the Bertram Investors, Holdings LLC shall certify to the Summit Investors and the Bertram Investors that it is aware of it obligations under applicable anti bribery and anti-corruption legislation, has undertaken a risk assessment of the bribery and corruption risks that may arise within its business and that of its Subsidiaries and has adopted and implemented anti bribery and anti-corruption policies and procedures that are appropriate and proportionate to address such risks.

ARTICLE VIII

TAX MATTERS

Section 8.1 Tax Returns. Holdings LLC shall prepare and file all necessary federal, state, local and non-U.S. Tax returns, including making the elections described in Section 4.7 and Section 8.2. Each Unitholder shall furnish to Holdings LLC all pertinent information in its possession relating to Holdings LLC’s operations that is necessary to enable Holdings LLC’s Tax returns to be prepared and filed. Holdings LLC shall furnish all such Tax returns and other reports to the Unitholders in accordance with Section 7.2.

Section 8.2 Tax Elections. The Taxable Year shall be the Fiscal Year unless the Board shall determine otherwise. Except as provided in Section 4.7, the Board shall determine whether to make or revoke any available election pursuant to the Code. Each Unitholder shall upon request supply any information necessary to give proper effect to such election.

Section 8.3 Tax Controversies. Summit Partners Growth Equity Fund X-A, L.P. is hereby designated as the “partnership representative” of Holdings LLC for purposes of the Partnership Tax Audit Rules (“Tax Matters Member”). In addition, the Board is hereby authorized (with the approval of the Majority Summit Investors) to (A) designate any other Person selected by the Board as the Tax Matters Member or the “partnership representative,” and (B) take, or cause Holdings LLC to take, such other actions as may be necessary or advisable pursuant to Treasury Regulations or other guidance to ratify the designation, pursuant to this Section 8.3, of Summit Partners Growth Equity Fund X-A, L.P. (or any Person designated by the Board) as the “partnership representative.” The Tax Matters Member shall be authorized to represent Holdings LLC (at Holdings LLC’s expense) in connection with all examinations of Holdings LLC’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Holdings LLC funds for professional services incurred in connection therewith and to enter into settlements and other agreements with such agencies (including with respect to proceedings under the Partnership Tax Audit Rules) as the Board (with the approval of the Summit Designated Managers) deems necessary or advisable. The Tax Matters Member shall keep the Board (and the Summit Investors and the Bertram Investors) fully informed as to the progress of any examinations, audits or proceedings. Each Unitholder agrees to cooperate with the

Tax Matters Member and to do or refrain from doing any or all things reasonably requested by the Tax Matters Member with respect to the conduct of such proceedings. The Tax Matters Member shall use commercially reasonable efforts to furnish to each Summit Investor and Bertram Investor, a copy of each material notice or other material communication received by the Tax Matters Member from applicable tax authorities.

Section 8.4 Code Section 83 Safe Harbor Election.

(a) Without limiting Section 3.1(d), by executing this Agreement, each Unitholder authorizes and directs Holdings LLC to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in the Internal Revenue Service Notice 2005-43 (the “IRS Notice”), or any successor guidance or provision, apply to any interest in Holdings LLC transferred to a service provider by Holdings LLC in connection with services provided to Holdings LLC on or after the effective date of such Revenue Procedure. For purposes of making such Safe Harbor election, the Tax Matters Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by Holdings LLC and, accordingly, execution of such Safe Harbor election by the Tax Matters Member constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. Holdings LLC and each Unitholder hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including the requirement that each Unitholder shall prepare and file all federal income tax returns reporting the income tax effects of each Unit issued by Holdings LLC that qualifies for the Safe Harbor in a manner consistent with the requirements of the IRS Notice. A Unitholder’s obligations to comply with the requirements of this Section 8.4 shall survive such Unitholder’s ceasing to be a Unitholder of Holdings LLC and/or the termination, dissolution, liquidation and winding up of Holdings LLC, and, for purposes of this Section 8.4, Holdings LLC shall be treated as continuing in existence.

(b) Each Unitholder authorizes the Tax Matters Member to amend this Section 8.4 to the extent necessary to achieve substantially the same or similar Tax treatment with respect to any interest in Holdings LLC transferred to a service provider by Holdings LLC in connection with services provided to Holdings LLC as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent Internal Revenue Service guidance); provided that such amendment does not result in disproportionately adverse treatment of any other Unitholder as compared to the treatment of a Unitholder holding similar Units.

ARTICLE IX

TRANSFER OF UNITS; REPURCHASE OF UNITS

Section 9.1 Required Consent; Member Entities.

(a) Required Consent. No Unitholder (other than the Summit Investors and other holders of Summit Equity) shall Transfer any interest in any Units (including any indirect Transfer resulting from a transfer of any Member Entity Securities) without first obtaining the prior written consent of both the Board, which consent may be withheld in the Board’s sole discretion, and the Majority Summit Investors, which consent may be withheld in the Majority Summit Investors’ sole discretion (the “Required Consent”), except that such Unitholders may

Transfer Units (i) pursuant to Section 9.3 (but not as a Transferring Unitholder), Section 9.4, or Section 9.13, (ii) pursuant to the forfeiture and repurchase provisions set forth herein or in any applicable Employment Agreement and/or Equity Agreement and (iii) to their respective Permitted Transferees (collectively, the “Exempt Transfers”); provided that a transfer by a Summit Investor to a Permitted Transferee after the fifth anniversary of the date hereof shall not be deemed an Exempt Transfer for purposes of the Investor’s rights under Section 9.3 if such Transfer would result in such Summit Investor holding less than 50% of all Units held by such Summit Investor immediately prior to such Transfer. Notwithstanding the foregoing, in the case of any Transfer by a Unitholder under clause (iii) of the definition of Exempt Transfer to a Permitted Transferee described in clause (i) of the definition of Permitted Transferee, the Transferring Unitholder shall retain any voting control of such Units (or, in such Transferring Unitholder’s discretion, all voting rights of such Units are irrevocably forfeited (with such Units thereafter being non-voting Units for all purposes of this Agreement and the Delaware Act, notwithstanding anything in this Agreement or in the Delaware Act to the contrary)). Any Transfer of Units (i) by any Summit Investors or other holders of Summit Equity or (ii) by any Investor to a Permitted Transferee shall not be subject to the Required Consent or the provisions of Section 9.2. If any Person acquires Units pursuant to clause (iii) of this Section 9.1(a) as a Permitted Transferee by virtue of such Person’s qualification as a member of a transferor’s Family Group under clauses (ii) or (iii) of the definition of Family Group and such Person shall, at any time, cease to be either a member of such transferor’s Family Group, then such Person shall be required to transfer such Person’s Units back to the original transferor or to a Person that does qualify at the time of such required transfer as either a member of the original transferor’s Family Group.

(b) Each Member Entity acknowledges that a Transfer of Member Entity Securities is deemed a Transfer of Units under this Agreement. Each Member Entity shall comply and shall cause each Member Entity Holder to comply with the provisions of this Article IX and the other terms of this Agreement and any Equity Agreement with respect to any Transfer (including purchase or repurchase) of any Member Entity Securities, mutatis mutandis, on a “look through” basis. Each Member Entity shall not (and shall cause each Member Entity Holder not to) seek to avoid the provisions of this Agreement by issuing, or permitting the issuance or transfer of, any direct or indirect equity, debt or other beneficial interest in the Member Entity, in any such case in a manner which would fail to comply with this Article IX if the Member Entity had Transferred Units directly, unless such Member Entity first complies with the terms of this Agreement. Holdings LLC and the Members acknowledge and agree that each Member Entity and holders of Member Entity Securities may have agreements or arrangements among each other that are more restrictive than the provisions of this Agreement, but all such agreements and arrangements shall be subject to the terms of this Agreement and, in the event of any conflict between this Agreement and any such other agreement or arrangement, the terms and provisions of this Agreement shall prevail. By executing a counterpart of or joinder to this Agreement, each Member Entity Holder acknowledges and agrees to the restrictions and other provisions with respect to any Transfer of their Member Entity Securities, which is deemed a Transfer of underlying Units, contained in this Agreement.

Section 9.2 First Refusal Rights.

(a) Offer. Upon obtaining the Required Consent (if required) and subject to compliance with all other provisions of this Agreement, and after obtaining a bona fide written offer to acquire any Units (except pursuant to an Exempt Transfer or a Public Sale), at least 60 days (or such shorter period as may be determined by the Board) prior to any Transfer of any Units (except pursuant to an Exempt Transfer or a Public Sale but including any indirect Transfer resulting from a transfer of any Member Entity Securities that is not otherwise an Exempt Transfer), any Unitholder desiring to make such Transfer (other than the Summit Investors and other holders of Summit Equity) (the “RFR Transferring Unitholder”) shall deliver a written notice (the “Offer Notice”) to Holdings LLC and each Investor, specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units to be Transferred (the “Offered Units”) and the price (which may be only for cash consideration payable at the closing of such Transfer or in installments) and other terms and conditions of the proposed Transfer. The Offer Notice shall constitute a binding and irrevocable offer to sell the Offered Units on such terms and conditions. The RFR Transferring Unitholder shall not consummate such proposed Transfer until at least 60 days (or such shorter period as determined by the Board) after the delivery of the Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 9.2 and Section 9.3 prior to the expiration of such 60-day (or shorter) period (the date of the first to occur of (x) the expiration of such 60-day period (or such shorter period as determined by the Board) after delivery of the Offer Notice or (y) such final determination is referred to herein as the “Authorization Date”).

(b) Holdings LLC Election. Holdings LLC may elect to purchase all or any portion of the Offered Units at the price and on the other terms set forth in the Offer Notice by delivering written notice of such election to the RFR Transferring Unitholder and each Investor within 20 days after delivery of the Offer Notice.

(c) Investor Election. If Holdings LLC does not elect to purchase all of the Offered Units, then each Investor (in each case in this Section 9.2 other than any Excluded Holder) may elect to purchase all or any portion up to such Investor’s pro rata share (based on the number of Common Units held by such Investor relative to the number held by all Investors on a Fully- Diluted Basis) of the remaining Offered Units at the price and on the other terms set forth in the Offer Notice by delivering written notice of such election to the RFR Transferring Unitholder and Holdings LLC within 30 days after delivery of the Offer Notice. Any Offered Units not elected to be purchased by the end of such 30-day period shall during the immediately following 5-day period be reoffered by the RFR Transferring Unitholder to the Investors who have elected to purchase their pro rata share of the remaining Offered Units and, if such Persons collectively indicate interest within said 5-day period in acquiring additional Offered Units in an amount in excess of the aggregate amount of Offered Units remaining, such remaining Offered Units will be allocated among such Persons pro rata in accordance with their respective holdings of Common Units on a Fully-Diluted Basis.

(d) Closing. If Holdings LLC and/or the Investors have elected to purchase all or any portion of the Offered Units from the RFR Transferring Unitholder, such purchase shall be consummated as soon as practicable after the delivery of the election notice(s) to the RFR Transferring Unitholder, but in any event within 35 days after the Authorization Date. Notwithstanding any other provision hereof, in the event that the sale price, or any portion thereof, for the Offered Units is not payable in the form of cash at closing or cash payable on a deferred basis (such as pursuant to promissory notes issued by the prospective Transferee(s) described in the Offer Notice), Holdings LLC and/or each Investor electing to purchase Offered Units pursuant to this Section 9.2 shall be required to pay only such portion, if any, of the sale price described in the Offer Notice as consists of such cash consideration, and delivery of such consideration to the RFR Transferring Unitholder shall be payment in full for such Offered Units.

(e) No Election. If Holdings LLC and the Investors do not elect, in the aggregate, to purchase all of the Offered Units from the RFR Transferring Unitholder, then, subject to compliance with Section 9.3, the RFR Transferring Unitholder shall have the right, within the 60 days following the Authorization Date, to Transfer such Offered Units that Holdings LLC and the Investors have not elected to purchase to the Transferee(s) specified in the Offer Notice in the amounts specified in the Offer Notice at a price not less than the price per unit specified in the Offer Notice and on other terms no more favorable to the Transferee(s) thereof than specified in the Offer Notice. Any Offered Units not so Transferred within such 60-day period shall be reoffered to Holdings LLC and the Investors pursuant to this Section 9.2 prior to any subsequent Transfer.

Section 9.3 Tag Along Rights.

(a) Participation Right. At least 20 days prior to any Transfer of any Units by any Unitholder (in each case other than one or more Transfers (i) pursuant to a reorganization into a Successor pursuant to Section 9.10, (ii) that are Exempt Transfers, (iii) in a Public Sale, (iv) of Incentive Units to Holdings LLC, any Investor or any of their assignees pursuant to the terms of any Equity Agreement, and (v) in the case of any Unitholder other than a Summit Investor or holder of Summit Equity, to Holdings LLC or any of its Subsidiaries other than in connection with a Sale of Holdings LLC) after complying with such Unitholder’s obligations pursuant to Section 9.2 (if any), each Unitholder making such Transfer (the “Transferring Unitholder”) shall deliver a written notice (the “Sale Notice”) to Holdings LLC and to the other Investors (it being understood that, in the case of an indirect Transfer, the Transferring Unitholder shall be deemed to be the holder of the Units that are being indirectly Transferred), specifying in reasonable detail the identity of the prospective Transferee(s), the number and class of Units to be Transferred and the terms and conditions of the Transfer (including the price that will reflect each Unit’s Pro Rata Share). The other Investors may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Unitholder within 15 days after delivery of the Sale Notice; provided that (A) to the extent any participating Unitholder holds the same class or series of securities, such participating Unitholder shall first be required to sell the same classes and series of securities as the Transferring Unitholder is Transferring, and (B) to the extent such participating Unitholder does not hold the same class or series of securities, such participating Unitholder shall first be required to sell the class and series of securities nearest in rights and preferences thereto (as reasonably determined by the Board), in each case on the same terms and conditions and in the same proportion that the Transferring Unitholder is so Transferring. Such participation (as a share of total proceeds) shall be based upon the Pro Rata Share represented by the Units held by each Investor relative to the Pro Rata Shares of all Units held by the Investors participating in such Transfer (including the Transferring Unitholder). If no Investor has elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 15-day period after delivery of the Sale Notice), then the Transferring Unitholder may Transfer the Units specified in the Sale Notice at a price and on terms no more favorable to the Transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Transferor’s Units not Transferred within such 60-day period shall again be subject to the provisions of this Section 9.3 prior to any subsequent Transfer.

(b) Participation Procedure; Conditions. With respect to any Transfer subject to Section 9.3(a), each Transferring Unitholder shall use its commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Investors who have elected to participate in any contemplated Transfer, and no Transferring Unitholder shall Transfer any of its Units to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Investors on the terms provided herein, unless in connection with such Transfer one or more of the Transferring Unitholders or their respective Affiliates purchase (on the same terms and conditions on which such Units were to be sold to the Transferee(s)) the number and class of Units (or pursuant to the following sentence the applicable portion of equity and debt securities of each respective Corporate Investment Vehicle) from each Investor that such Investor would have been entitled to sell pursuant to Section 9.3(a). Holders of debt or equity securities of Corporate Investment Vehicles shall be entitled to Transfer that portion of their outstanding Subject Securities corresponding to the portion of the Units such Corporate Investment Vehicles are electing and entitled to Transfer hereunder, in lieu of a Transfer of such Units by such Corporate Investment Vehicles, on the same terms and conditions (including price) as the Transferring Unitholder. Each Person Transferring Units or Subject Securities pursuant to this Section 9.3 (i) shall pay its share (determined on a Pro Rata Basis) of the expenses incurred by the Transferring Unitholder in connection with such Transfer, (ii) shall be obligated to join on a Pro Rata Basis in any indemnification or other obligations that the Transferring Unitholder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Unitholder such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units) or with respect to such Unitholder’s related Corporate Investment Vehicle and (iii) shall enter into any indemnification, contribution or equityholder/seller representative agreement and any other agreement (other than non-competition agreements to be entered into by Unitholders who are also Executives) that the Transferring Unitholder is entering into on the same terms and conditions (other than as differences in such terms and conditions might result from holdings of different classes of Units or with respect to such Unitholder’s related Corporate Investment Vehicle); provided that unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all Unitholders.

Section 9.4 Approved Sale; Drag-Along Obligations.

(a) If at any time the Majority Summit Investors approve a Sale of Holdings LLC in a bona fide arms’ length transaction (an “Approved Sale”), then upon the request of the Majority Summit Investors, each Holder shall (and shall cause any Manager(s) designated by it to) take and otherwise facilitate the following actions:

(i) vote for (whether at a meeting of Members or by written consent), consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale and waive (and hereby waives and releases) any claim such Holder may have in respect of any breach of fiduciary duty (including, for the avoidance of doubt, any duty of loyalty and duty of disclosure) in connection with such Approved Sale;

(ii) if the Approved Sale is structured as a (A) merger or consolidation, each Member shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (B) sale of Units or other securities of Holdings LLC, each Unitholder shall agree to sell or dispose of (and shall sell and dispose of) all (but not less than all, provided that a Unitholder may sell less than such Unitholder’s Pro Rata Share to effect customary “rollover” by the Executive Members and, to the extent determined by the Majority Summit Investors, other Unitholders, it being agreed the foregoing does not require any amount of “rollover”) of such Unitholder’s Units and other securities of Holdings LLC on the terms and conditions approved by the Majority Summit Investors (provided that in either case no Holder shall be required to accept consideration other than cash or wire transfer of immediately available funds in connection with the Approved Sale); and

(iii) take all actions reasonably necessary or desirable (in such Holder’s capacity as a Manager or Member of Holdings LLC or otherwise) in connection with the consummation of the Approved Sale as reasonably requested by the Board or the Majority Summit Investors, including executing and delivering any and all consents, waivers, agreements, instruments and other documents approved (and in substantially the same form as executed) by the Majority Summit Investors (including any applicable purchase agreement, equityholders agreement, confidentiality agreement (which shall not be more restrictive than the confidentiality provisions in this Agreement), employee non- solicitation agreement, and/or indemnification and/or contribution agreement and, only in the case of Unitholders who are Executives Members and their equity holders and any other Holders that are Executives or Permitted Transferees thereof, executing and delivering non-competition and non-solicitation agreements and the like whether or not executed by non-Executive Unitholders so long as such agreements and the restrictions contained therein are on commercially reasonable terms; it being understood that Summit Investors, Other Investors who are (or are directly or indirectly owned, managed or controlled by) institutional investors, other holders of Summit Equity and any Managers designated by any of the foregoing shall not be obligated to enter into any non-competition agreements or the like).

(b) In connection with any Approved Sale, each Holder and Holdings LLC shall (and Holdings LLC shall cause each of its Subsidiaries and each of its and their respective officers, managers, directors, employees, financial advisors, consultants, attorneys and other agents and representatives to) take all necessary or desirable actions in connection with the consummation of the Approved Sale and any related transactions (including any auction or competitive bid process in connection with or preceding such Approved Sale) as reasonably requested by the Majority Summit Investors, including (i) retaining investment bankers and other advisors approved by the Majority Summit Investors; (ii) participating in management meetings and preparing pitchbooks and confidential information memoranda; (iii) furnishing relevant information and copies of documents; (iv) preparing and making filings with governmental authorities; (v) providing assistance with legal, accounting, tax, financial, benefits and other due diligence; and (vi) otherwise reasonably cooperating with the Majority Summit Investors, the prospective buyer(s), any investment bankers, consultants or other professional advisors who have been retained in connection with such Approved Sale and their respective representatives.

(c) The obligations of the Holders with respect to the Approved Sale are subject to the satisfaction of the conditions that (and Holdings LLC shall take such actions as are necessary so that, subject to customary “rollover” by Executive Members) each Unitholder (including, for these purposes, the owners of Corporate Investment Vehicles (assuming a distribution by any Summit Investor or any Bertram Investor of which a Corporate Investment Vehicle is a partner of the Units it holds to its partners)) shall receive in exchange for the Units held by such Unitholder (but, as provided in Section 9.4(f), that owners of Corporate Investment Vehicles may deliver the Subject Securities of such Corporate Investment Vehicles in lieu of such Units) the same portion of the aggregate consideration (or, in the event of a sale of less than all of the issued and outstanding Units, the equity value implied by such aggregate consideration), however described or allocated, from such transaction that such Unitholder would have received if such aggregate consideration (or equity value) had been distributed by Holdings LLC in accordance with the provisions of Section 4.2 (with it being understood and agreed that all consideration (however described or allocated) that is paid directly or indirectly to any Unitholder or Executive (whether in his, her or its capacity as a Unitholder or Executive or otherwise, but excluding repayment of bona fide, pre-existing obligations, sale or stay bonuses in customary amounts, employment agreements, consulting agreements for bona fide services at market rates or other compensation for future services specifically to be provided by one or more Executives) in connection with the Approved Sale shall be deemed to be proceeds of the Approved Sale and shall be allocated among the Unitholders in accordance with the provisions of Section 4.2).

(d) Notwithstanding anything herein to the contrary, the Unitholders shall be severally obligated to join on a Pro Rata Basis (as if such indemnification obligations reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) in any indemnification obligations the Majority Summit Investors agreed to in connection with such Approved Sale; provided that no Unitholder shall be obligated to provide any representations or warranties or to enter into indemnification obligations with respect to matters particular to any other Unitholder or such other Unitholder’s (or its Permitted Transferees’) Units or Subject Securities (such as a Unitholder’s title to and ownership of Equity Securities or authority), which shall be provided individually by each Unitholder with respect to itself only (and not jointly and severally), and no Unitholder shall be required to agree to indemnification obligations in excess of the proceeds received by such Unitholder (and its Permitted Transferees) in such Approved Sale; provided, further, that unless a prospective Transferee permits a Unitholder to give a guarantee, letter of credit or other mechanism (which shall be dealt with on an individual basis), any escrow of proceeds of any such transaction shall be withheld on a Pro Rata Basis among all Unitholders (as if such escrow reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale). Each Unitholder shall pay its share determined on a Pro Rata Basis (as if such expenses reduced the aggregate proceeds available for distribution or payment to the Unitholders in such Approved Sale) of the expenses incurred by Holdings LLC pursuant to an Approved Sale to the extent such expenses are incurred for the benefit of all Unitholders (as reasonably determined by the Majority Summit Investors). Expenses incurred by any Holder on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such Holder in connection with the Approved Sale) shall not be considered costs incurred for the benefit of all Unitholders and, to the extent not paid by Holdings LLC, shall be the responsibility of such Holder. Each Unitholder shall enter into any indemnification, contribution or equityholder/seller representative agreement requested by the Board or the Majority Summit Investors to ensure compliance with this Section 9.4 and hereby consents and agrees to abide by the customary provisions of any merger or similar agreement providing for an equityholder/seller representative. Each Unitholder shall enter into any other agreement that the Majority Summit Investors approve and (other than non-competition agreements to be entered into by Unitholders who are also Executives) enter into on the same terms and conditions (other than as differences in such terms and conditions might result from holdings of different classes of Units or with respect to a Unitholder’s related Corporate Investment Vehicle), including any applicable purchase agreement, equityholders agreement and/or indemnification and/or contribution agreement, confidentiality agreements (which shall not be more restrictive than the confidentiality provisions in this Agreement), employee non-solicitation agreement, and, only in the case of Unitholders who are Executive Members and their equity holders and any other Unitholders that are Executives or Permitted Transferees thereof, executing and delivering customary non- solicitation and non-competition agreements and the like whether or not executed by non- Executive Unitholders so long as such agreements and the restrictions contained therein are on commercially reasonable terms; it being understood that Summit Investors, Other Investors who are (or are directly or indirectly owned, managed or controlled by) institutional investors, and other holders of Summit Equity shall not be obligated to enter into any non-competition agreements or the like. Without limiting the immediately prior sentence, each Unitholder shall enter into any indemnification, contribution or equityholder/seller representative agreement requested by the Board or the Majority Summit Investors to ensure compliance with this Section 9.4(d) and the provisions of this Section 9.4(d) requiring several liability or no liability for certain matters respecting other Unitholders shall be deemed complied with if such requirement is addressed through such agreement, even if the purchase and sale agreement or merger agreement related to the Approved Sale provides for recourse to the entirety of an escrow for any and all matters or joint and several liability.

(e) If Holdings LLC, any of its Subsidiaries or the Majority Summit Investors enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), then each Excluded Holder shall, at the request of Holdings LLC, appoint a “purchaser representative” (as such term is defined in Rule 501 promulgated under the Securities Act) designated by Holdings LLC. If any Holder so appoints such purchaser representative, then Holdings LLC shall pay the fees of such purchaser representative. However, if any Holder declines to appoint the purchaser representative designated by Holdings LLC, such Holder shall appoint another purchaser representative (reasonably acceptable to Holdings LLC), and such Holder shall be responsible for the fees of the purchaser representative so appointed.

(f) Without limiting the generality of the foregoing or any other provision of this Agreement, it is understood and agreed that the following structure for a Sale of Holdings LLC (whether such Sale of Holdings LLC is initiated or classified as an Approved Sale or otherwise) shall be utilized by Holdings LLC unless otherwise consented to by all of the Corporate Investment Vehicles which are Unitholders: A Sale of Holdings LLC in which the purchaser or purchasers acquire(s) separately each of the following: (i) all Units of Holdings LLC other than Units held by Corporate Investment Vehicles; and (ii) all outstanding capital stock, other equity interests and all outstanding indebtedness of the Corporate Investment Vehicles and/or all of their options, warrants and/or other rights to acquire equity interests in Holdings LLC (which options, warrants or rights the purchaser or purchasers shall then exercise) at the same price per Unit as the Units purchased pursuant to clause (i) above (such price to be paid to the owners of the securities of Corporate Investment Vehicles), determining “same” as follows: calculating price per Unit pursuant to clause (i), computing the aggregate value of all Units held by such Corporate Investment Vehicle on that basis (as if all options, warrants and/or other rights to acquire equity interests in Holdings LLC had been exercised) and, finally, comparing the amount of consideration allocated to the owners of the securities of such Corporate Investment Vehicle to the aggregate value so computed.

(g) In no manner shall this Section 9.4 be construed to grant to any Member or Unitholder any dissenters rights or appraisal rights or give any Member or Unitholder any right to vote in any Sale of Holdings LLC structured as a merger or consolidation, it being understood that the Members hereby expressly grant to the Majority Summit Investors the sole right to approve or consent to a Sale of Holdings LLC structured as a merger or consolidation of Holdings LLC without approval or consent of the Members or the Unitholders. Notwithstanding anything to the contrary contained herein, the rights, powers, duties and obligations of the Board and Managers hereunder are expressly subject to the requirements of this Section 9.4.

Section 9.5 Effect of Assignment. Any Member who shall assign any Units or other interest in Holdings LLC shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges of a Member with respect to such Units or other interest, except as provided in Section 9.1(a).

Section 9.6 Additional Restrictions on Transfer.

(a) Execution of Counterpart. Except in connection with an Approved Sale, each Transferee of Units or other interests in Holdings LLC (including any Permitted Transferee or otherwise in connection with an Exempt Transfer) shall, as a condition precedent to such Transfer, execute and deliver to Holdings LLC a counterpart to this Agreement pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement. Notwithstanding the foregoing, any Person who acquires in any manner whatsoever any Units or other Equity Securities of Holdings LLC, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interests in Holdings LLC of such Person was subject to or by which such predecessor was bound.

(b) Notice. In connection with the Transfer of any Units, the holder of such Units shall deliver written notice to Holdings LLC describing in reasonable detail the Transfer or proposed Transfer.

(c) Legal Opinion. Except for Exempt Transfers, no Transfer of Units or any other interest in Holdings LLC may be made unless in the opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board and shall not be required with respect to the Summit Investors or the Bertram Investors), such Transfer would not (i) violate any federal securities laws or any state or provincial securities or “blue sky” laws (including any investor suitability standards) applicable to Holdings LLC or the interest to be Transferred or (ii) cause Holdings LLC to be required to register as an “Investment Company” under the U.S. Investment Company Act of 1940, as amended. Such opinion of counsel shall be delivered in writing to Holdings LLC prior to the date of the Transfer.

(d) No Avoidance of Provisions. No Unitholder shall directly or indirectly (i) permit the Transfer of all or any portion of the direct or indirect equity or beneficial interest in such Unitholder or (ii) otherwise seek to avoid the provisions of this Agreement by issuing, or permitting the issuance of, any direct or indirect equity or beneficial interest in such Unitholder, in any such case in a manner that would fail to comply with this Article IX if such Unitholder had Transferred Units directly.

(e) Code Section 7704 Safe Harbor. In order to permit Holdings LLC to qualify for the benefit of a “safe harbor” under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by Holdings LLC or the Board (within the meaning of Treasury Regulations Section 1.7704-1(d)) if and to the extent that such Transfer would cause (or create substantial risk of causing) Holdings LLC to have more than 100 partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1 (h)(3)).

Section 9.7 Legend. In the event that Certificated Units are issued, such Certificated Units shall bear a legend in form and substance as follows:

“THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON                                  ,             , HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER OTHER APPLICABLE SECURITIES LAWS (“STATE ACTS”). SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER THE ACT AND STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

“THE TRANSFER OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF OCTOBER 9, 2020, AS AMENDED, RESTATED AND MODIFIED FROM TIME TO TIME, GOVERNING THE ISSUER (THE “COMPANY”), AND BY AND AMONG CERTAIN INVESTORS (THE “LLC AGREEMENT”). THE UNITS REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE LLC AGREEMENT AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER. A COPY OF ANY SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY BY THE HOLDER OF THE UNITS UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

If a holder of Certificated Units delivers to Holdings LLC an opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), that no subsequent Transfer of such Units will require registration under the Securities Act, Holdings LLC will promptly upon such contemplated Transfer deliver new Certificated Units that do not bear the portion of the restrictive legend relating to the Securities Act set forth in this Section 9.7.

Section 9.8 Transfer Fees and Expenses. Except as provided in Sections 9.2, 9.3 and 9.4, the Transferor and Transferee of any Units or other interest in Holdings LLC shall be jointly and severally obligated to reimburse Holdings LLC for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer incurred by Holdings LLC, whether or not consummated.

Section 9.9 Void Transfers. Any Transfer of any Units or other interest in Holdings LLC in contravention of this Agreement (or that would cause Holdings LLC to not be treated as a partnership for U.S. federal income tax purposes) shall be void and ineffectual and shall not bind or be recognized by Holdings LLC or any other Person. No purported assignee shall have any right to any Profits, Losses or Distributions of Holdings LLC.

Section 9.10 Change in Business Form.

(a) If the Board approves an initial Public Offering with respect to Holdings LLC or any of its Subsidiaries and approves the reorganization of Holdings LLC or any of its Subsidiaries from a limited liability company to a corporation in connection with such Public Offering (a “Corporate Reorganization”), each Holder (subject to any approval rights such Holder has pursuant to any other agreement with Holdings LLC and only to the extent not otherwise prohibited by the express terms of this Agreement) hereby consents to such Public Offering, or Corporate Reorganization and shall vote for (to the extent it has any voting right) and raise no objections against such Public Offering or Corporate Reorganization, and each Holder shall take all reasonable actions in connection with the consummation of such Public Offering and/or Corporate Reorganization of Holdings LLC or any of its Subsidiaries (such resulting corporation being the “Successor”) as determined by the Board, but, in each case, only to the extent not otherwise prohibited by the express terms of this Agreement. Without limiting the foregoing, in connection with an initial Public Offering with respect to Holdings LLC, Holdings LLC shall, at the written request of the managing underwriter of such Public Offering, effect a conversion or reorganization to corporate form in accordance with the provisions of this Section 9.10.

(b) The method of effecting such reorganization, whether by merger with and into a corporate Subsidiary of Holdings LLC or otherwise, shall (subject to the remaining provisions of this Section 9.10) be determined by the Board (with the approval of the Majority Summit Investors) in its discretion; provided that Holdings LLC shall to the extent feasible under the circumstances effect or cause to be effected any such reorganization in a manner that avoids creation of a taxable income for Holdings LLC, any Subsidiary of Holdings LLC or any Member (including effecting the transactions described in Section 9.10(c) and Section 9.10(d), as applicable).

(c) Each of the Holders hereby agrees to take such actions as are reasonably required to effect such reorganization as shall be determined by the Board in its reasonable judgment and hereby irrevocably authorizes and appoints each of the Summit Managers who are then on the Board as such Holder’s representative and true and lawful attorney-in-fact and agent to act in such Holder’s name, place and stead as contemplated in this Section 9.10 and to execute in the name and on behalf of such Holder any agreement, certificate, instrument or document to be delivered by the Holder in connection with any such reorganization as determined by the Board in its reasonable judgment and with the approval of the Majority Summit Investors (but with such power of attorney to be exercised only in the event of the failure of such Holder to comply with this Section 9.10), but, in each case, only to the extent not otherwise prohibited by the express terms of this Agreement. Unless otherwise determined by the Board in its reasonable judgment, in connection with any such reorganization, each of the transactions described in clauses (i) through (iv) of this Section 9.10(c) shall be consummated as provided below and deemed to have occurred simultaneously:

(i) The Successor shall be organized as a Delaware corporation, with customary charter and by-laws and related customary pre-Public Offering documentation, each reasonably acceptable to the Board and the Majority Summit Investors;

(ii) Each Unit shall (effective upon and subject to the consummation of such Corporate Reorganization) convert into shares of common stock of the Successor (the “Successor Stock”) and the shares of Successor Stock shall be allocated among the Unitholders in exchange for their respective Units such that each Unitholder shall receive a number of shares of Successor Stock equal to the quotient of (A) the amount such Unitholder would have received in respect of such Unitholder’s Units in a liquidation or dissolution at the time of the Corporate Reorganization in accordance with Section 12.2, divided by (B) the Fair Market Value of a share of Successor Stock (which shall be the Offering Price of such Public Offering);

(iii) The Successor shall expressly acknowledge and assume Holdings LLC’s or such Subsidiary’s, as the case may be, obligations and liabilities, including its remaining obligations under this Agreement, with such conforming changes as may be necessary or appropriate to reflect the corporate status of the Successor, and in connection with such transactions and those described above the Holders shall take such action as may be necessary to consolidate Holdings LLC as part of the Successor to the extent such consolidation does not occur by operation of law; and

(iv) The Successor (and Holdings LLC) shall use commercially reasonable efforts to make or cause to be made all filings, obtain all approvals and consents and take such other actions as may be necessary, desirable or appropriate to effectuate the reorganization contemplated by this Section 9.10.

(d) Without limiting the generality of the foregoing or any other provision of this Agreement, it is understood and agreed that the following structures for any such reorganization and subsequent Public Offering shall be utilized by Holdings LLC and approved by the Board and each Holder, if such approval is requested by any Summit Investor that is a Corporate Investment Vehicle:

(i) Subject to Section 9.10(d)(ii), a public offering of shares of common stock by the Specified Corporate Investment Vehicle that is immediately preceded by reorganization of Holdings LLC so that the Specified Corporate Investment Vehicle is the Successor described in this Section 9.10 as follows: The contribution by all other Unitholders (other than the other Corporate Investment Vehicles) and by the holders of the outstanding securities of the other Corporate Investment Vehicles to the Specified Corporate Investment Vehicle, in exchange for shares of Successor Stock of the Specified Corporate Investment Vehicle (the allocation of which among the Unitholders (other than the Corporate Investment Vehicles) and owners of Corporate Investment Vehicles shall be in accordance with Section 9.10(c)(ii) and the following), of (A) all outstanding capital stock or other equity interests and all outstanding indebtedness of the other Corporate Investment Vehicles; provided that holders of capital stock or other equity interests of each of such other Corporate Investment Vehicles shall be entitled to exchange such capital stock or other equity interest for a number of shares of Successor Stock, in the aggregate equal to the number to which it would be entitled pursuant to Section 9.10(c)(ii) if it were receiving stock in exchange for the Units of Holdings LLC such Corporate Investment Vehicle holds, and (B) all Units of Holdings LLC (other than those Units held by other Corporate Investment Vehicles).

(ii) If, however, the transactions described in Section 9.10(d)(i) would not qualify as an exchange of property for stock described in Code Section 351 in which all holders of Units of Holdings LLC and the other equity and debt securities described therein that are contributed to the Specified Corporate Investment Vehicle are eligible to be treated as transferors under Code Section 351, then the Public Offering shall be effected under the following terms and in the following order: (A) the Successor is formed; (B) in exchange for shares of the Successor Stock (the allocation of which among the Unitholders (other than the Corporate Investment Vehicles) and owners of Corporate Investment Vehicles shall be in accordance with Section 9.10(c)(ii) and clauses (A) and (B) of Section 9.10(d)(i)) the following property is contributed to the Successor: (I) all Units of Holdings LLC other than those Units held by the Corporate Investment Vehicles and (II) all outstanding capital stock or other equity interests and all outstanding indebtedness of the Corporate Investment Vehicles; and (C) the Successor issues shares of common stock in the Public Offering.

(e) The organizational documents of the Successor and/or a stockholders’ or other agreement, as appropriate, shall provide that the rights and obligations of the Holders hereunder (to the extent such rights and obligations survive consummation of a Public Offering) shall continue to apply in accordance with the terms thereof (including the vesting and other terms, conditions, rights and obligations applicable to Incentive Units), except to the extent the parties thereto otherwise agree in writing pursuant to the terms thereof.

(f) In the event of a Public Offering or related Corporate Reorganization, Holdings LLC and each Holder shall take (or cause to be taken) all necessary or desirable actions requested by the Board in its reasonable judgement in connection with the consummation of such Public Offering or other Corporate Reorganization, including consenting to, voting for and waiving any dissenters rights, appraisal rights or similar rights with respect to a reorganization of Holdings LLC or any of its Subsidiaries, as the case may be, and entering into customary and appropriate documentation (as approved by the Majority Summit Investors) pursuant to the terms of this Section 9.10 and compliance with the requirements of all laws and regulatory bodies that are applicable or that have jurisdiction over such Public Offering or related Corporate Reorganization. Holdings LLC shall pay all filing fees necessary to obtain all authorizations and approvals required by the HSR Act that are required for the consummation of the reorganization contemplated in this Section 9.10.

Section 9.11 Market Stand-Off. No Other Investor or Executive Member that is not party to the Registration Agreement (it being understood any party thereto shall be subject to the obligations thereof) shall (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Equity Securities of Holdings LLC or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for such securities (including Equity Securities of Holdings LLC or any of its Subsidiaries that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), (B) enter into a transaction that would have the same effect as described in clause (A) of this Section 9.11, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each transaction of a kind described in clauses (A), (B) and (C) of this Section 9.11, a “Securities Transaction”), or (D) publicly disclose the intention to enter into any Securities Transaction, in any such case during the period beginning with the initial filing of the registration statement under the Securities Act with respect to Holdings LLC’s intended initial Public Offering and ending 180-days after the effective date of Holdings LLC’s initial Public Offering (the “IPO Holdback Period”), except as part of such initial Public Offering, or during the period beginning with the filing of a registration statement under the Securities Act with respect to any intended subsequent Public Offering and ending ninety (90) days after the effective date of such subsequent Public Offering (the “Follow-On Holdback Period”), except as part of such subsequent Public Offering, unless the underwriters managing any such Public Offering otherwise agree in writing. If requested by the managing underwriters, each Executive Member agrees to execute customary lock-up agreements consistent with the foregoing obligations with the managing underwriter(s) of any Public Offering with a duration not to exceed the IPO Holdback Period or the Follow-On Holdback Period, as applicable. Holdings LLC may impose stop-transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any IPO Holdback Period or any Follow-On Holdback Period.

Section 9.12 Forfeiture of Incentive Units or Subordinate Units. Notwithstanding anything to the contrary set forth herein, Incentive Units and any Units subordinate to the Incentive Units in right of distributions pursuant to this Agreement (if any) may be subject to vesting, forfeiture and/or repurchase as set forth in any applicable Employment Agreement and/or Equity Agreement. Without limiting the foregoing, except as otherwise set forth in any applicable Employment Agreement and/or Equity Agreement, and unless otherwise determined by the Board in its sole discretion, immediately prior to the consummation or occurrence of a Liquidity Event, any Incentive Units or Units subordinate to the Incentive Units in right of distributions pursuant to this Agreement (if any) (whether held by the original holder thereof or one or more of such holder’s Transferees, other than Holdings LLC or any of its Subsidiaries or the Summit Investors or any of their Affiliates) that are subject to vesting pursuant to any Employment Agreement and/or Equity Agreement but that at the time of such Liquidity Event remain unvested automatically (without any action by the Unitholder or any of the Unitholder’s Transferees) will be forfeited to Holdings LLC and deemed canceled (upon payment of the original cost thereof, if so specified in such Unitholder’s Employment Agreement and/or Equity Agreement).

Section 9.13 Repurchase Right on Certain Separations.

(a) Right of Repurchase. In the event any Executive Member (or a partner or other owner of such Executive Member who once was an employee of or service-provider to Holdings LLC or one of its Subsidiaries) ceases to be employed by or a service-provider to Holdings LLC or any of its Subsidiaries at any time for any reason, Holdings LLC and the Investors (other than any ineligible Investor as described below) will have the right (but not the obligation) to repurchase all (but not less than all) of the Units issued to such Executive Member (whether then held by such Executive Member or one or more of such Executive Member’s direct or indirect Transferees, other than Holdings LLC or any purchaser of such Executive Member’s Units pursuant to Section 9.2 or (other than in such purchaser’s capacity as a Transferring Unitholder) Section 9.3) pursuant to the terms and conditions set forth in this Section 9.13 (the “Repurchase Option”).

(b) Purchase Price. The purchase price for the Units repurchased pursuant to this Section 9.13 shall be equal to the Fair Market Value of such Unit as of the closing date set forth in the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, in either case first delivered pursuant to Section 9.13(c) or Section 9.13(d); provided, that if such closing date is deferred in accordance with Section 9.13(f) the purchase price shall be equal to the Fair Market Value as of such deferred closing date; provided, further, that if such Executive Member is terminated for Cause, or if after such termination such Executive Member breaches any restrictive covenant by such Executive Member in favor of Holdings LLC or any of its Subsidiaries (as determined by a court of competent jurisdiction), any Incentive Units to be repurchased by Holdings LLC hereunder shall be repurchased for the lesser of Fair Market Value or Original Cost.

(c) Holdings LLC Repurchase Notice. Holdings LLC (with the approval of the Board) may elect to purchase all or any portion of the Units subject to the Repurchase Option by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within five months after the Termination Date. The Repurchase Notice will set forth the number of Units to be acquired from each holder, the aggregate consideration to be paid for such Units and the time and place for the closing of the transaction. The number of Units to be repurchased by Holdings LLC shall first be satisfied to the extent possible from the Units held by the applicable Executive Member at the time of delivery of the Repurchase Notice. If the number of Units then held by such Executive Member is less than the total number of Units that Holdings LLC has elected to purchase, Holdings LLC shall purchase the remaining Units from the other Holder(s) thereof, pro rata according to the number of Units held by such other Holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest unit).

(d) Investors’ Right. If for any reason Holdings LLC does not elect to purchase all of the Units pursuant to the Repurchase Option, then each Investor shall be entitled to exercise the Repurchase Option for all or any portion of the Units subject to the Repurchase Option which Holdings LLC has not elected to purchase (the “Available Securities”); provided that no Executive Member (or Executive Member whose partner or other owner who once was an employee or service-provider to Holdings LLC or one of its Subsidiaries) who has ceased to be employed by or a service-provided to Holdings LLC or any of its Subsidiaries as a result of a termination for Cause and no Excluded Holder shall be entitled to exercise the Repurchase Option. As soon as practicable after Holdings LLC has determined that there will be Available Securities, but in any event within five months after the Termination Date, Holdings LLC shall give written notice to the Investors entitled to exercise the Repurchase Option, setting forth the number of Available Securities and the purchase price for the Available Securities. The Investors may elect to purchase any or all of the Available Securities by giving written notice to Holdings LLC within six months after the Termination Date. If the eligible Investors collectively have elected to purchase an aggregate number of Units greater than then the number of Available Securities, then the Available Securities shall be allocated among the electing Investors based upon Pro Rata Share represented by the Units held by such electing Investor relative to the Pro Rata Shares of all Units held by all electing Investors. As soon as practicable, and in any event within ten days after the expiration of the 6-month period set forth above, Holdings LLC shall notify each Holder of Units subject to the Repurchase Option as to the number of Units being purchased from such Holder by the eligible Investors (the “Supplemental Repurchase Notice”). At the time Holdings LLC delivers the Supplemental Repurchase Notice to the Holder(s) of Units subject to the Repurchase Option, Holdings LLC also shall deliver written notice to each Investor electing to purchase such Units setting forth the number of Units such Investor is entitled to purchase, the aggregate purchase price therefor and the time and place of the closing of the transaction. The allocation of Units to be purchased by the Investors shall be allocated among the Executive Member and Transferees that are Holders thereof in the same manner as set forth in Section 9.13(c). Notwithstanding anything herein to the contrary, in the event that Holdings and the Investors do not elect to purchase all of the Units subject to the Repurchase Option, then no Units shall be subject to repurchase pursuant to this Section 9.13.

(e) Closing. The closing of the purchase of the Units pursuant to the Repurchase Option shall take place on the date designated by Holdings LLC in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than thirty (30) days, nor less than five (5) days, after the delivery of the later of either such notice to be delivered. Holdings LLC will pay for the Units to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by the holder thereof to Holdings LLC or any of its Subsidiaries, and will pay the remainder of the purchase price by a check or wire transfer of funds. Each Investor will pay for the Units subject to the Repurchase Option purchased by such Investor by a check or wire transfer of funds. Holdings LLC and the Investors will be entitled to receive customary representations and warranties and an equity-related release from the sellers of such Units regarding such sale, a reaffirmation of the restrictive covenants in this Agreement, and to require that all such sellers’ signatures be guaranteed. Each seller will be required to enter into customary repurchase documentation, at the election of Holdings LLC. If the acquiring Persons make available, at the time and place and in the amount and form provided in this Section 9.13, the purchase price for the Units to be repurchased in accordance with the provisions of this Section 9.13, then from and after such time the Person from whom such Units are to be repurchased shall cease to have any rights as a holder of such Units (other than the right to receive payment of such consideration in accordance with this Section 9.13), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the purchaser thereof shall be deemed the owner (of record and beneficially) and holder of such Units, unless such purchaser is Holdings LLC, in which case such Units shall no longer be considered issued or outstanding for any purpose.

(f) Deferral. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Units by Holdings LLC pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware Act, the Delaware General Corporation Law or other governing corporate, partnership or limited liability company law, and in Holdings LLC’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit (i) the repurchase of Units hereunder which Holdings LLC is otherwise entitled or required to make or (ii) dividends, distributions or other transfers of funds from one or more Subsidiaries to Holdings LLC to enable such repurchases, then Holdings LLC may defer any such repurchases for a period of up to twelve months from the repurchase date otherwise scheduled hereunder.

(g) Update to Schedule of Unitholders. In connection with any exercise of the Repurchase Option hereunder, the Board is hereby authorized to amend the Schedule of Unitholders, without the consent of any Holder, to reflect any exercise of the Repurchase Option in accordance with the terms of this Agreement.

ARTICLE X

ADMISSION OF MEMBERS

Section 10.1 Substituted Members. In connection with the Transfer of Units of a Unitholder permitted under the terms of this Agreement, any Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the later of (a) the effective date of such Transfer and (b) the date on which the Board approves such Transferee as a Substituted Member and the Substituted Member delivers to Holdings LLC the documents contemplated by clauses (a) and (b) of Section 10.2, and such admission shall be shown on the books and records of Holdings LLC; provided that, in connection with the Transfer of Units of a Unitholder (other than a Summit Investor or a Bertram Investor) to a Permitted Transferee permitted under the terms of this Agreement, any Equity Agreements (if applicable), and the other agreements contemplated hereby and thereby, the Transferee shall become a Substituted Member on the effective date of such Transfer; provided further that, in connection with any Transfer of Units of a Summit Investor or other holder of Summit Equity or of a Bertram Investor, the Transferee shall automatically and without any further action on the part of any Person become a Substituted Member on the effective date of such Transfer, subject to Section 9.6(a).

Section 10.2 Additional Members. After the date hereof, a Person may be admitted to Holdings LLC as an Additional Member only as contemplated under Section 3.1 and only upon furnishing to Holdings LLC (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the powers of attorney granted in Section 9.10 and Section 14.1, and (b) such other documents or instruments as may be deemed necessary or appropriate by the Board to effect such Person’s admission as a Member. Such admission shall become effective on the date on which the Board determines that such conditions have been satisfied and when any such admission is shown on the books and records of Holdings LLC.

ARTICLE XI

WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

Section 11.1 Withdrawal and Resignation of Unitholders. No Unitholder shall have the power or right to withdraw or otherwise resign (and each shall not withdraw or otherwise resign) from Holdings LLC prior to the dissolution and winding up of Holdings LLC pursuant to Article XII without the prior written consent of the Board (which consent may be withheld by the Board in its sole discretion) except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby; provided, that the withdrawal or resignation of a Summit Investor as a Member shall also require the consent of the Majority Other Investors. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, and (if applicable) any Equity Agreements, subject to the provisions of Section 9.5, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder shall not be considered a Unitholder for any purpose after the effective time of such complete withdrawal and, in the case of a partial withdrawal, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal. For the avoidance of doubt an Event of Withdrawal shall not be deemed a withdrawal or resignation of such Member pursuant to this Section 11.1.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution. Holdings LLC shall not be dissolved by the admission of Additional Members or Substituted Members. Holdings LLC shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a) Board approval of dissolution with the prior written consent of the Majority Other Investors; and

(b) the entry of a decree of judicial dissolution of Holdings LLC under Section 18-802 of the Delaware Act or an administrative dissolution.

Except as otherwise set forth in this Article XII, Holdings LLC is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of Holdings LLC and Holdings LLC shall continue in existence subject to the terms and conditions of this Agreement.

Section 12.2 Liquidation and Termination. On dissolution of Holdings LLC, the Board shall act as liquidator (or, with the approval of the Majority Summit Investors, may appoint one or more Members and Managers as liquidator). The liquidators shall proceed diligently to wind up the affairs of Holdings LLC and make final Distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Holdings LLC expense. The steps to be accomplished by the liquidators are as follows:

(a) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of Holdings LLC’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(b) The liquidator(s) shall cause any notice required by law or agreement to be mailed to each known creditor of and claimant against Holdings LLC to be delivered as required.

(c) The liquidator(s) shall pay, satisfy or discharge solely from Holdings LLC assets all of the debts, liabilities and obligations of Holdings LLC (including all expenses incurred in liquidation and all debts, liabilities and obligations owed to Members, including in respect of Tax Distributions) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

(d) The balance, if any, of Holdings LLC’s remaining assets shall be distributed pursuant to Section 4.2.

(e) The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 12.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in Holdings LLC and all Holdings LLC property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to Holdings LLC, it has no claim against any other Unitholder for those funds. If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2, then Profits and Losses for the Fiscal Year in which Holdings LLC is dissolved shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to this Section 12.2.

Section 12.3 Securityholders Agreement. To the extent that units or other equity securities of any Subsidiary or any other Person are distributed to any Unitholders (whether or not pursuant to this Article XII), unless otherwise agreed to by the Board, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary or other Person and each other Unitholder that contains restrictions on the Transfer of such equity securities and other provisions (including with respect to the governance and control of such Subsidiary or other Person) in form and substance similar to the provisions and restrictions set forth herein.

Section 12.4 Cancellation of Certificate. On completion of the distribution of Holdings LLC assets as provided herein, Holdings LLC shall be terminated (and Holdings LLC shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate Holdings LLC. Holdings LLC shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.

Section 12.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of Holdings LLC and the liquidation of its assets pursuant to Section 12.2 in order to minimize any losses otherwise attendant upon such winding up.

Section 12.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Holdings LLC assets).

Section 12.7 Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Unitholder, the dissolution of Holdings LLC shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XIII

VALUATION

Section 13.1 Valuation of Holdings LLC/Subsidiary Securities. The “Fair Market Value” of any Equity Securities of Holdings LLC or any of its Subsidiaries (or their respective successors) shall mean the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices with respect to the securities on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices with respect to the securities on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If the dissolution and liquidation (or deemed dissolution and liquidation) of Holdings LLC occurs in connection with a Public Offering, the Fair Market Value of each Equity Security of Holdings LLC or its Subsidiary shall equal the price at which such securities are initially offered to the public in connection with such Public Offering. If the dissolution and liquidation (or deemed dissolution and liquidation) of Holdings LLC or its Subsidiaries occurs in connection with a Sale of Holdings LLC or any of its Subsidiaries, the Fair Market Value of each applicable Equity Security shall equal the value implied by such transaction. If at any time the applicable Equity Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, and the dissolution and liquidation (or deemed dissolution and liquidation) of Holdings LLC does not occur in connection with a Public Offering, the Fair Market Value of each applicable Equity Security shall be determined pursuant to Section 13.2.

Section 13.2 Valuation of Other Assets and Securities. The “Fair Market Value” of all other non-cash assets or of any other securities issued by Holdings LLC shall mean the fair value for such assets or securities as between a willing buyer and a willing seller without any compulsion to buy or sell in an arm’s-length transaction for cash, free and clear of all liens and encumbrances, occurring on the date of valuation as determined by the Board, taking into account all relevant factors determinative of value and (in the case of any such other securities) giving effect to a hypothetical liquidation of Holdings LLC at the Holdings Total Equity Value but without regard to any time constraint or contractual restriction, minority, lack of liquidity or similar discount; provided that Fair Market Value for purposes of determining the Holdings Total Equity Value and for purposes of the definition of the “Investor Cash Inflows” in any Equity Agreement shall be determined jointly and in good faith by the Board and the Majority Summit Investors. If the Board and the Majority Summit Investors are unable to reach agreement within a reasonable period of time (not to exceed 30 days) or if the Fair Market Value is determined without reference to any objective third party valuation not older than 12 month (e.g., a recent third party valuation of the Summit Equity), then upon the request of an impacted Unitholder, such Fair Market Value shall be determined by an independent appraiser or firm experienced in valuing closely held businesses (but excluding any of the nationally-recognized accounting firms) jointly selected by the Board and such impacted Unitholder (or the majority of such impacted Unitholders), which appraiser shall submit to the Board and the impacted Unitholders a written report setting forth such determination. If the Board and the impacted Unitholders are unable to agree on an independent appraiser or firm within 15 days after such reasonable period of time (not to exceed 30 days), such appraiser or firm shall be selected by lot from an initial group of four such appraisers or firms that are experienced in valuations of the type contemplated hereby (but excluding any of the “Big Four” accounting firms), two of which shall be selected by the Board and two of which shall be selected by the impacted Unitholders. Each of the Board and the impacted Unitholders shall have the right to eliminate one appraiser or firm to be selected by the other prior to such selection by lot. The determination of such appraiser shall be final and binding upon the parties, and Holdings LLC shall pay the fees and expenses of such appraiser.

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1 Power of Attorney. Each Unitholder (other than the Bertram Investors) hereby constitutes and appoints the Board and the liquidators, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) this Agreement, all certificates and other instruments and all amendments thereof in accordance with the terms hereof that the Board deems appropriate or necessary to form, qualify or continue the qualification of Holdings LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which Holdings LLC may conduct business or own property; (b) all instruments that the Board deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the Board and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of Holdings LLC pursuant to the terms of this Agreement, including a certificate of cancellation; (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article X or Article XI; and (e) all instruments necessary or requested by the Board and/or the Majority Summit Investors in connection with an Approved Sale or pursuant to Section 9.4 or Section 9.10 or any exercise of the Repurchase Option pursuant to Section 9.13. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his or its Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives.

Section 14.2 Amendments. Subject to and without limiting the right of the Board to amend this Agreement as expressly provided herein (including pursuant to Section 3.1(b)), this Agreement may be amended, modified or waived with the written consent of the Majority Summit Investors and any such amendment, modification or waiver shall be binding on all Members; provided that (A)(i) Section 3.1(c), Section 3.10, Section 3.11, Section 4.6, Section 5.1(d), 5.2(a)(1), Section 5.2(e), and Section 6.5(b) may not be amended, modified or waived, (ii) tag-along rights pursuant to Section 9.3 in connection with a Transfer of Summit Equity may not be amended, and (iii) the definitions of “Exempt Transfers”, “Permitted Transferees”, and “Affiliates” as in effect as of the date hereof may not be narrowed as it relates to the Other Investors, in each case without the prior written consent of the Majority Other Investors, (B) if the terms of any such amendment, modification or waiver requiring the consent of the Majority Summit Investors would adversely affect in any material respect the rights and obligations of any Member or group of Members (including any or all of the Other Investors) or any series, class or sub-class of Units or holders of any Units in an adverse manner materially different than the Member or Members, series, classes or sub-classes of Units held by the Unitholders approving such amendment, modification or waiver, then such amendment, modification or waiver also shall require the written consent of such Member or Members or the holders of a majority of the Units held by such Members or the holders of a majority of such series, class or sub-class of Units, in each case so adversely affected, it being understood that the determination of whether the terms of any amendment, modification or waiver would adversely affect in any material respect any series, class or sub-class of Units or holders of any manner in a manner different than the series, classes or sub-classes of Units approving such amendment, modification or waiver shall be made in relation to this Agreement as it existed at the time such Units were acquired and as this Agreement was subsequently amended, modified or waived with the required consent of the holders of a majority of such series, class or sub-class of Units or holders of Units so adversely affected (such that any expansion of rights or other improvement in terms for any such holder after the issuance of Units thereto may be taken away or reduced without consent of such holders pursuant to this proviso) or (C) if any such amendment, modification or waiver by the Majority Summit Investors is to a provision in this Agreement that requires a specific approval from any Person or group of Persons, then such amendment, modification or waiver also shall require the written consent of such Person or group of Persons. Notwithstanding the foregoing, the issuance of Equity Securities, debt securities, or other securities in compliance with (or not required to be issued in accordance with) Section 3.1(c) and the addition of any Unitholder in connection therewith, and any modification, amendment or waiver of this Agreement or the comparable organizational documents of any Subsidiary of Holdings LLC related or incidental thereto, or changes primarily related to changes in the number of Units held by the Unitholders, or calculations or determinations as to a Unitholder’s share of Distributions, economics, “pro rata share” and similar concepts shall not require the consent of any Unitholder (other than the Majority Summit Investors).

Section 14.3 Title to Holdings LLC Assets. Holdings LLC assets shall be deemed to be owned by Holdings LLC as an entity and no Unitholder, individually or collectively, shall have any ownership interest in such Holdings LLC assets or any portion thereof. Legal title to any or all Holdings LLC assets may be held in the name of Holdings LLC or one or more nominees, as the Board may determine.

Section 14.4 Remedies. Each Unitholder and Holdings LLC shall have all rights and remedies set forth in this Agreement and all rights and remedies that such Person has been granted at any time under any other agreement or contract and all of the rights that such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 14.5 Successors and Assigns. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

Section 14.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only in such jurisdiction and to the extent of such prohibition, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction or any provisions of this Agreement in any other jurisdiction.

Section 14.7 Counterparts; Binding Agreement; Delivery. This Agreement may be executed simultaneously in two or more separate counterparts (including by means of facsimile or electronic transmission in portable document format (pdf) or comparable electronic transmission), any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature. This Agreement and all of the provisions hereof shall be binding upon each Person who acquires any Units or any interest in Units and shall be for the benefit of each Person that is admitted as a Member and who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 14.8 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto intend that each covenant and agreement contained herein shall have independent significance. If any party has breached any covenant or agreement contained herein in any respect, the fact that there exists another covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first covenant or agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 14.9 Applicable Law; Forum. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Subject to Section 14.18 and unless Holdings LLC otherwise consents in writing to the selection of an alternate forum, any dispute relating hereto (including (i) any action asserting a breach of a fiduciary duty owed by any Member, Manager, officer or employee of Holdings LLC to Holdings LLC or its Members and (ii) any action asserting a claim pursuant to any provision of the Delaware Act) shall be heard solely and exclusively in the state or federal courts of Delaware, and each party or holder of Units consents and agrees to jurisdiction and venue therein and not to contest jurisdiction or move for forum non conveniens or otherwise dispute the forum. Notwithstanding the foregoing, any Person may bring an action (i) to enforce a judgment or order from a state or federal court of Delaware in any court with jurisdiction over the Person against whom such judgment or order is being enforced and (ii) for specific performance or injunctive relief in any court with jurisdiction over the Person against whom such equitable relief is sought.

Section 14.10 Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given only (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) provided that confirmation of delivery is received, (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile or pdf attachment to email (provided that a confirmation copy is sent via reputable overnight courier service for delivery within two (2) business days thereafter) or (iv) five (5) business days after being mailed to the recipient by certified or registered mail (return receipt requested and postage prepaid). Such notices, demands and other communications shall be sent to a Unitholder at the addresses set forth on the Schedule of Unitholders for such Unitholder or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or Holdings LLC shall be deemed given if received by the chairman of the Board at the principal office of Holdings LLC designated pursuant to Section 2.5. Without limiting the foregoing, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement may be given using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, demand or other communication shall be deemed to have been duly given unless and until it actually is received by the Person for whom it is intended.

Section 14.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of Holdings LLC or any of its Affiliates in their capacities as creditors and no creditor who makes a loan to Holdings LLC or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by Holdings LLC in favor of such creditor) at any time, directly as a result of making the loan, any direct or indirect interest in Holdings LLC Profits, Losses, Distributions, capital or property other than as a Member, if applicable, or a secured creditor (to the extent provided in the applicable agreements and instruments).

Section 14.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 14.13 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 14.14 Offset. Whenever Holdings LLC is to pay any sum to any Unitholder or any Affiliate or related Person thereof, any bona fide, undisputed amounts that such Unitholder owes to Holdings LLC or any of its Subsidiaries under any promissory note or other debt instrument issued to Holdings LLC or any of its Subsidiaries or any other bona fide obligation owed to Holdings LLC or any of its Subsidiaries, whether pursuant to the Purchase Agreement or otherwise (which shall exclude, for the avoidance of doubt, any unliquidated obligations or obligations to the extent such Unitholder disputes the nature or amount thereof) may be deducted from that sum before payment.

Section 14.15 Majority Summit Investors Approval. Notwithstanding anything to the contrary contained herein other than in Section 9.4, the approval of the Majority Summit Investors need not be obtained with respect to any matter approved at any Board meeting or meeting of any committee thereof or pursuant to any written consent of the Board or any committee thereof, in each case with the affirmative vote of each Summit Manager thereon, unless, notwithstanding such approval by the Summit Managers, the Majority Summit Investors provide written notice to Holdings LLC that the approval of the Summit Managers does not constitute approval of the Majority Summit Investors hereunder.

Section 14.16 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 14.17 Entire Agreement. This Agreement, those documents expressly referred to herein and other documents dated as of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 14.18 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 14.19 Survival. Sections 2.8, 4.8, 5.6, 6.1, 6.4, 6.6, 6.7, 7.4, 8.4 and 9.4 (with respect to an Approved Sale consummated prior to or substantially simultaneously with such termination) shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of Holdings LLC.

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IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

SUMMIT INVESTORS

SUMMIT PARTNERS GROWTH EQUITY FUND X-A, L.P.

By: Its:	Summit Partners GE X, L.P. General Partner

By: Its:	Summit Partners GE X, LLC General Partner

By:	/s/ Matthew Hamilton
Name: Matthew Hamilton Title: Authorized Signatory

SUMMIT PARTNERS GROWTH EQUITY FUND X-C, L.P.

By: Its:	Summit Partners GE X, L.P. General Partner

By: Its:	Summit Partners GE X, LLC General Partner

By:	/s/ Matthew Hamilton
Name: Matthew Hamilton Title: Authorized Signatory

Signature Page to LLC Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

SUMMIT INVESTORS

SUMMIT INVESTORS X, LLC

By: Its:	Summit Investors Management, LLC Manager

By: Its:	Summit Master Company, LLC Managing Member

By:	/s/ Matthew Hamilton
Name: Matthew Hamilton Title: Authorized Signatory

SUMMIT INVESTORS X (UK), L.P.

By: Its:	Summit Investors Management, LLC General Partner

By: Its:	Summit Master Company, LLC Managing Member

By:	/s/ Matthew Hamilton
Name: Matthew Hamilton Title: Authorized Signatory

Signature Page to LLC Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

OTHER INVESTORS Jan Brothers Holdings, Inc., a Texas corporation

By:	/s/ Spencer Jan
Name: Spencer Jan Title: President

Signature Page to Limited Liability Company Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

OTHER INVESTORS

Joe Leon LLC, a Delaware limited liability company

By:	/s/ Joseph Gonzales
Name: Joseph Gonzales Title: Member

Signature Page to Limited Liability Company Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

OTHER INVESTORS

Eric Jan Holdings LLC, a Colorado limited liability company

By:	/s/ Eric Jan
Name: Eric Jan Title: Member

Signature Page to Limited Liability Company Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

OTHER INVESTORS

Mickle Holdings LLC, a Delaware limited liability company

By:	/s/ Clinton Mickle
Name: Clinton Mickle
Title: Member

Signature Page to Limited Liability Company Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

OTHER INVESTORS

SS MANAGEMENT AGGREGATOR, LLC

By:	/s/ John Merris
Name: John Merris, Chief Executive Officer

Signature Page to Limited Liability Company Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

OTHER INVESTORS

SS ACQUISITIONS, LLC

By: SP SS Blocker Purchaser, LLC Its: Sole Member By: SP SS Blocker Parent, LLC Its: Sole Member

By:	/s/ Matthew Hamilton
Name: Matthew Hamilton Title: Manager

Signature Page to LLC Agreement - Solo Stove Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

OTHER INVESTORS

Shift4 Holdings LLC, a Delaware limited liability company

By:	/s/ John Merris
Name: John Merris
Title: Member

Signature Page to Limited Liability Company Agreement - Solo Stove Holdings, LLC

SCHEDULE OF UNITHOLDERS

[On file with Holdings LLC]